Exhibit 10.1

INDUSTRIAL LEASE

by and between

USCIF PINNACE BUILDING B LLC

(“Landlord”)

and

SOW GOOD INC.

(“Tenant”)

Dated as of

May 22, 2024

(the "Effective Date")

EXHIBIT A – PREMISES

EXHIBIT B – LEGAL DESCRIPTION OF PROPERTY

EXHIBIT C – WORK LETTER

EXHIBIT D – RULES AND REGULATIONS

EXHIBIT E – HVAC MAINTENANCE CONTRACT

EXHIBIT F – MOVE-OUT CONDITIONS

EXHIBIT G – RENEWAL OPTION

INDUSTRIAL LEASE

THIS INDUSTRIAL LEASE (this “Lease”) is made between Landlord described in Item 2 of the Basic Lease Provisions and the Tenant described in Item 1 of the Basic Lease Provisions.

LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all of the terms and conditions set forth herein, those certain premises (the “Premises”) described in Item 3 of the Basic Lease Provisions and as shown in the drawing attached hereto as Exhibit A. The Premises are located in the Building described in Item 4 of the Basic Lease Provisions. The Building is located on that certain Land, more particularly described in Item 5 of the Basic Lease Provisions, which is also improved with landscaping, parking facilities and other improvements, fixtures and common areas and appurtenances now or hereafter placed, constructed or erected on the Land (sometimes referred to herein as the “Additional Facilities”).

BASIC LEASE PROVISIONS

1.	Tenant:	SOW Good Inc., a Delaware corporation
2.	Landlord:	USCIF Pinnacle Building B LLC, a Delaware limited liability company
3.	Premises:	The space in the Building cross-hatched on Exhibit A, containing approximately 324,000 rentable square feet (“Rentable Area”) (more or less) of area referred.
4.	Building:	That certain approximately 324,000 square foot building located at 4024 Rock Quarry Road, Dallas, Texas 75211.
5.	Land:	That certain tract of real property more particularly described on Exhibit B hereto.
6.	Property:	The Land, the Building and the Additional Facilities.
7.	Initial Term:	Sixty-two (62) Lease Months, commencing on the Commencement Date and ending on the last day of the 62nd Lease Month (See Paragraph 1)
8.	Commencement Date (Paragraph 1):	Effective Date
9.	Expiration Date (Paragraph 1):	June 30, 2029
10.	Base Rent (Paragraph 2):
Lease Months:	Annual rate per SF of Rentable Area:	Monthly Base Rent:
1 through 12, inclusive	$4.53 NNN	$122,175.00
13 through 24, inclusive	$9.41 NNN	$254,124.00*+
25 through 36, inclusive	$9.79 NNN	$264,288.96
37 through 48, inclusive	$10.18 NNN	$274,860.52

49 through 60, inclusive	$10.59 NNN	$285,854.94
61 through 62, inclusive	$11.01 NNN	$297,289.14

*Base Rent for Lease Months 13 and 14 shall be abated, subject to the provisions of Paragraph 33(w).

+Operating Expenses for Lease Months 13 and 14 shall be abated, subject to the provisions of Paragraph 33(w).

11.	Installment Payable Upon Execution:	$185,355.00 (1st Month’s Rent)
12.	Tenant’s Pro Rata Share (Paragraph 3):	Building: 100.00% (324,000/324,000) Property: 100.00% (324,000/324,000)
13.	Initial Estimated Monthly Operating Expenses (Paragraph 3):	Taxes = $41,310.00, Insurance = $3,510.00, CAM = $18,360.00, Total = $63,180.00
14.	Security Deposit (Paragraph 2(b)):	$1,000,000.00, in the form of a letter of credit.
15.	Rent Payment Address:

U.S. Cities Industrial Fund Operating, LP

PO BOX 735548

Dallas, TX 75373-5548

Building Code: ct914001

Tenant Code:

Electronic Payments:

Account Name:

Financial Institution:

Account #:

Routing ABA #:

Building Code:

Tenant Code:

INCLUSION OF PROPERTY CODE AND TENANT CODE WITH YOUR PAYMENT REMITTANCE IS IMPORTANT TO ASSIST IN IDENTIFYING PAYMENT AND AVOIDING LATE FEES.

16.	Landlord’s Construction Allowance:	Up to $500,000.00 (See Exhibit C).
17.	Permitted Use of the Premises (Paragraph 6):

Light manufacturing (including production of candy), receiving, storing, shipping and selling (other than retail sales from the Premises) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto.

18.	Landlord’s Address:	c/o Attn: Property Manager
	With a copy to:	Nuveen Real Estate 2300 N. Field Street, Suite 1650 Dallas, TX 75201 Attn.: Asset Manager

	And to:	Director of Asset Management Teachers Insurance and Annuity Association of America 730 Third Avenue New York, NY 10017
With respect to any default notice, a copy must be sent on the same date and by the same method as sent to Landlord to:		Munsch Hardt Kopf & Harr, P.C. 500 N. Akard Street Suite 4000 Dallas, Texas 75201 Attn: Ian M. Fairchild
19.	Tenant’s Address:	Sow Good Inc. 1440 N Union Bower Rd. Irving, Tx 75061 Attn: Ira Goldfarb
With a copy to:		DLA Piper LLP 1900 North Pearl, Suite 2200 Dallas, Texas 75201 Attn: Craig Anderson
20.	Guarantor:	None.
21.	Landlord’s Broker(s) (Paragraph 30):	KBC Advisors
22.	Tenant’s Broker:	Jackson & Cooksey, Inc. d/b/a Newmark
23.	The “State” is the state, commonwealth, district or jurisdiction in which the Building is located.

This Lease consists of the foregoing introductory paragraphs and Basic Lease Provisions, the provisions of the Standard Lease Provisions (the “Standard Lease Provisions”) (consisting of Paragraph 1 through Paragraph 33 which follow) and the following exhibits and addenda, all of which are incorporated herein by this reference:

Exhibit A: Premises

Exhibit B: Legal Description

Exhibit C: Workletter

Exhibit D: Rules and Regulations

Exhibit E: HVAC Maintenance Contract

Exhibit F: Move-Out Conditions

Exhibit G: Renewal Option

In the event of any conflict between the provisions of the Basic Lease Provisions and the provisions of the Standard Lease Provisions, the Standard Lease Provisions shall control.

STANDARD LEASE PROVISIONS

1. COMMENCEMENT

(a) The Initial Term of this Lease shall be for the period shown in Item 7 of the Basic Lease Provisions, commencing on May 22, 2024 (the “Commencement Date”). Unless earlier terminated in accordance with the provisions hereof, the Initial Term of this Lease shall be the period shown in Item 7 of the Basic Lease Provisions. This Lease shall be a binding contractual obligation effective upon execution hereof by Landlord and Tenant, notwithstanding the later commencement of the Lease Term. The Initial Term, as extended in writing by both Landlord and Tenant, shall be known as the “Lease Term”.

(b) If the Commencement Date is delayed or otherwise does not occur on the date set forth in Item 8 of the Basic Lease Provisions, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. If the Commencement Date is delayed, the Expiration Date set forth in Item 9 shall be extended to the last day of the month in which the term will continue for the Lease Term (the “Expiration Date”).

(c) Any occupancy of the Premises by Tenant prior to the Commencement Date (“Early Possession”) will be subject to all of Tenant’s obligations under this Lease (except that Tenant will not be obligated to pay Base Rent during such early occupancy until it commences operations at the Premises). Tenant shall provide Landlord with copies of certificates of insurance, complying in all respects with the terms of this Lease for all insurance required to be provided hereunder prior to entering the Premises. Tenant hereby releases and discharges Landlord, its contractors, agents, employees and manager from and against any and all claims of loss, damage or injury to persons or property, including without limitation any product inventory, which is alleged to have occurred during the period of Early Possession. Landlord makes no representation or warranty about safety of the Premises during any period of Early Possession, as construction and other activities will be ongoing. Tenant shall coordinate its activities in the Premises during Early Possession with Landlord and Landlord’s contractor.

2. BASE RENT AND LETTER OF CREDIT

(a) Tenant shall pay to Landlord, as Base Rent, the sums and amounts set forth in Item 10 of the Basic Lease Provisions, Additional Rent (hereinafter defined) and any other amounts required to be paid by Tenant to Landlord under this Lease (collectively referred to as “Rent”) during the Lease Term, in advance, on the first day of each calendar month, or as otherwise set forth in this Lease, without setoff or deduction, at the address set forth in Item 15 of the Basic Lease Provisions. As used herein, the term “Lease Month” means each full calendar month during the Term. Rent for any partial Lease Months during the Lease Term shall be calculated on a per diem basis; if the Commencement Date does not occur on the first day of a calendar month, Rent for the period from the Commencement Date to the first day of the next calendar month shall be added to the installment of Rent payable for Lease Month 1. All accrued Rent shall survive the expiration or earlier termination of the Lease Term. The monthly installment of Base Rent for Lease Month 1 (as set forth in Item 10 of the Basic Lease Provisions) shall be payable upon Tenant’s execution of this Lease.

(b) Letter of Credit.

(i) Tenant shall deliver to Landlord, on or before the Commencement Date, an unconditional, clean, irrevocable letter of credit (the “L-C”) in the amount set forth in Paragraph 2(b)(iii) below (the “L-C Amount”), which L-C shall be issued by a money-center, solvent and nationally recognized bank (a bank which accepts deposits, maintains accounts, has a Texas office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (such approved, issuing bank being referred to herein as the “Bank”), which Bank must have either (i) an S&P long term rating of A (or better) and an S&P short term rating of A-1 (or better) or (ii) a Moody’s long term rating of A2 (or better) and a Moody’s short term rating of P-1 (or better) (collectively, the “Bank’s Credit Rating Threshold”), and which L-C shall be in a form reasonably acceptable to Landlord. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C. The L-C shall (i) be “callable” at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal or extension, for the period commencing on the date of this Lease and continuing until the date that is no less than 90 days after the Expiration Date (the “L-C Expiration Date”), and Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least sixty (60) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord under the terms and conditions of this Lease and goes unpaid (beyond any applicable notice and cure periods), or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (D) the Lease has been rejected, or is deemed rejected, under Section 365 of the U.S. Bankruptcy Code, following the filing of a voluntary petition by Tenant under the Bankruptcy Code, or the filing of an involuntary petition against Tenant under the Bankruptcy Code, or (E) the Bank has notified Landlord that the L-C will not be renewed or extended through the L-C Expiration Date, or (F) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (G) Tenant executes an assignment for the benefit of creditors, or (H) if (1) any of the Bank’s Fitch Ratings (or other comparable ratings to the extent the Fitch Ratings are no longer available) have been reduced below the Bank’s Credit Rating Threshold, or (2) there is otherwise a material adverse change in the financial condition of the Bank, and Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all respects to the requirements of this Paragraph 2(b) (including, but not limited to, the requirements placed on the issuing Bank more particularly set forth in this Paragraph 2(b)(i)), in the amount of the applicable L-C Amount, within thirty (30) days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) (each of the foregoing being an “L-C Draw Event”). The L-C shall be honored by the Bank regardless of whether Tenant disputes Landlord’s right to draw upon the L-C. In the event of an assignment by Tenant of its interest in this Lease (and irrespective of whether Landlord’s consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord’s prior written approval, in Landlord’s reasonable discretion, and the reasonable attorney’s fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within thirty (30) days of billing.

(ii) Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C upon the occurrence of any L-C Draw Event. In the event of any L-C Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant (except in connection with an L-C Draw Event under Paragraph 2(b)(i)(H) above), draw upon the L-C, in part or in whole, to cure any such L-C Draw Event and to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default of this Lease or other L-C Draw Event and to compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C, and such L-C shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees and acknowledges that (i) the L-C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third-party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (iv) if Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, or there is an event of a receivership, conservatorship or a bankruptcy filing by, or on behalf of, Tenant, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L-C or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

(iii) L-C Amount; Maintenance of L-C by Tenant; Liquidated Damages.

(A) The L-C Amount shall initially be equal to the amount set forth in the Item 14 of the Basic Lease Provisions.

(B) Subject to the terms and conditions of this Paragraph 2(b)(iii), the L-C Amount shall be reduced as follows:

Date of Reduction (each, a “Reduction Date”)	Amount of Reduction	Remaining L-C Amount
Ninety (90) days following the Reduction Condition	$1,000,000.00	$0.00

(C) The reduction of the L-C Amount is subject to each of the following conditions (collectively, the “Reduction Condition”):

(1) As of the Reduction Date, no event of default then exists; and

(2) Tenant’s quarterly Financial Report (hereinafter defined) evidences that Tenant had earnings before interest, taxes, depreciation and amortization (EBITDA), as determined in accordance with GAAP, based on a rolling twelve (12) month basis, equal to or greater than $10,000,000.00 (the “EBITDA Condition”).

(D) If Tenant is eligible for a Letter of Credit reduction, Tenant shall have the right to reduce the L-C Amount as set forth above via the delivery to Landlord of either (x) an amendment to the existing L-C (in form and content reasonably acceptable to Landlord) modifying the L-C Amount to the amount then required under this Paragraph 2(b), or (y) an entirely new L-C (in the form and content otherwise required in this Paragraph 2(b)) in the total L-C Amount then required under this Paragraph 2(b). If at any time Tenant’s quarterly Financial Report reflects that Tenant no longer satisfies the EBITDA Condition, Tenant must deliver a new L-C in an amount equal to $1,000,000.00 within thirty (30) days following Landlord’s written notice thereof, in which event the provisions of this Paragraph 2(b) shall then again apply.

(E) If, as a result of any drawing by Landlord of all or any portion of the L-C, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within five (5) business days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Paragraph 2(b). Tenant further covenants and warrants that it will neither assign nor encumber the L-C or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the L-C expires earlier than the L-C Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than ninety (90) days prior to the expiration of the L-C), which shall be irrevocable and automatically renewable as above provided through the L-C Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its reasonable discretion. If the L-C is not timely renewed, or if Tenant fails to maintain the L-C in the amount and in accordance with the terms set forth in this Paragraph 2(b), Landlord shall have the right to present the L-C to the Bank in accordance with the terms of this Paragraph 2(b), and the proceeds of the L-C may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. In such event (I) any unused proceeds shall constitute the property of Landlord (and not Tenant’s property or, in the event of a receivership, conservatorship, or a bankruptcy filing by, or on behalf of, Tenant, property of such receivership, conservatorship or Tenant’s bankruptcy estate) and need not be segregated from Landlord’s other assets, and (II) Landlord agrees to pay to Tenant within thirty (30) days after the L-C Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by

Tenant under this Lease; provided, however, that if prior to the L-C Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused L-C proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

(iv) The L-C shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, regardless of whether or not such transfer is from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord’s interest in under this Lease, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole of said L-C to a new sublandlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be reasonably necessary to effectuate such transfer and, Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith; provided that, Landlord shall have the right (in its sole discretion), but not the obligation, to pay such fees on behalf of Tenant, in which case Tenant shall reimburse Landlord within ten (10) days after Tenant’s receipt of an invoice from Landlord therefor.

(v) Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”), (2) acknowledge and agree that the L-C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Tenant hereby irrevocably waives and relinquishes the provisions of any law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord or sublandlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Paragraph 2(b) and those sums reasonably necessary to (A) compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease, including any damages Landlord suffers following termination of this Lease, and/or (B) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease.

(vi) Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of all or any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw down all or any portion of the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L-C in a timely manner. Tenant shall not request or instruct the Bank of any L-C to refrain from paying sight draft(s) drawn under such L-C.

(vii) Tenant’s sole remedy in connection with the improper presentment or payment of sight drafts drawn under any L-C shall be the right to obtain from Landlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied, together with reasonable interest and reasonable actual out-of-pocket attorneys’ fees, provided that at the time of such refund, Tenant increases the amount of such L-C to the amount (if any) then required under the applicable provisions of this Lease. Tenant acknowledges that the presentment of sight drafts drawn under any L-C, or the Bank’s payment of sight drafts drawn under such L-C, could not under any circumstances cause Tenant injury that could not be remedied by an award of money damages, and that the recovery of money damages would be an adequate remedy therefor. In the event Tenant shall be entitled to a refund as aforesaid and Landlord shall fail to make such payment within ten (10) business days after demand, Tenant shall have the right to deduct the amount thereof together with reasonable interest thereon from the next installment(s) of Base Rent.

(c) The parties agree that for all purposes hereunder the Premises and the Building shall be stipulated to contain the number of square feet of Rentable Area described in Item 3 of the Basic Lease Provisions.

(d) The provisions for payment of Operating Expenses by means of periodic payment of Tenant’s Pro Rata Share of estimated Operating Expenses and the year end adjustment of such payments are intended to pass on to Tenant and reimburse Landlord for Tenant’s Pro Rata Share of all costs and expenses of the nature described in Paragraph 3 of this Lease.

3. ADDITIONAL RENT

(a) Tenant shall pay to Landlord, as Additional Rent, Tenant’s Pro Rata Share of Operating Expenses (as such terms are hereinafter defined) incurred by Landlord for and on behalf of the Property.

(b) “Tenant’s Pro Rata Share” is, subject to the provisions of Paragraph 2(c), the percentage number described in Item 12 of the Basic Lease Provisions. Tenant's Pro Rata Share of Operating Expenses that are not specifically attributed to the Building ("Common Area Operating Expenses") shall be that percentage shown in Item 12 of the Basic Lease Provisions. Tenant's Pro Rata Share of Operating Expenses that are attributable to the Building ("Building Operating Expenses") shall be that percentage shown in Item 12 of the Basic Lease Provisions. Landlord in its sole discretion shall determine which Operating Expenses are Common Area Operating Expenses, Building Operating Expenses or expenses to be entirely borne by Tenant.

(c) “Operating Expenses” means all costs, expenses and obligations incurred or payable by Landlord in connection with the operation, ownership, management, repair or maintenance of the Building and the Property during or allocable to the Lease Term, including without limitation, the following:

(i) Taxes. As used herein, the term "Taxes" is any form of tax or assessment, general, special, ordinary or extraordinary, imposed or levied upon (a) the Property, (b) any interest of Landlord in the Property, (c) Landlord's right to rent or other income from the Property, and/or (d) Landlord's business of leasing the Premises. Taxes include (i) any franchise tax, margins tax, license fee, commercial rental tax, excise tax, improvement bond or bonds, levy or tax; (ii) any tax or charge which replaces or is in addition to any of such above-described "Taxes" and (iii) any fees, expenses or costs (including legal fees, expert fees and the like) incurred by Landlord in protesting or contesting any assessments levied or any tax rate. The term "Taxes" shall also include any increase resulting from a change in the ownership of the Property or Building, the execution of this Lease or any modification, amendment or transfer thereof. Taxes for tax years commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date or Expiration Date. Taxes shall expressly include (i) the franchise tax set forth in V.T.C.A. Tax Code Section 171.0001 et seq., as the same may be amended or recodified from time to time, and (ii) any new taxes levied against Landlord and/or the Property in lieu of or in substitution of any ad valorem taxes on the Property or otherwise as a result of property tax reform in the State of Texas. The estimated monthly amount of Tenant’s Pro Rata Share of Taxes is set forth in Item 13 of the Basic Lease Provisions, which amount is subject to increase as provided herein.

(ii) Insurance. Insurance shall include, without limitation, premiums for liability, property damage, fire, workers compensation, earthquake, terrorism, wind and/or hurricane, rent and any and all other insurance (herein collectively referred to as “Insurance”) which Landlord deems necessary to carry on, for, or in connection with Landlord’s operation of the Property. In addition thereto, in the event Tenant’s use of the Premises shall result in an increase of any of Landlord’s Insurance premiums, Tenant shall pay to Landlord, upon demand, as Additional Rent, an amount equal to such increase in Insurance. Such payments of Insurance shall be in addition to all premiums of insurance which Tenant is required to carry pursuant to Paragraph 19 of this Lease. The estimated monthly amount of Tenant’s Pro Rata Share of Insurance is set forth in Item 13 of the Basic Lease Provisions, which amount is subject to increase as provided for herein.

(iii) Common Area Maintenance. Common area maintenance charges (hereinafter referred to as “CAM”) shall mean any and all costs, expenses and obligations incurred by Landlord in connection with the operation, ownership, management, repair and replacement, if necessary, of the Building and the Property, including, without limitation, the following:

(A) the operation, repair, maintenance and replacement in good condition of the common areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, drainage systems, lighting facilities, fences and gates, exterior signs and tenant directories;

(B) water, gas, electricity, telephone and other utilities servicing the common areas;

(C) trash disposal, janitorial services, snow removal, property management (not to exceed three percent (3%) of the gross revenues of the Property) and security services;

(D) reserves set aside for maintenance, repair and replacement of the common areas and Building;

(E) environmental monitoring and insurance programs;

(F) monthly amortization of capital improvements to the common areas and the Building (subject to the other terms of this Lease). The monthly amortization of any given capital improvement shall be the sum of the (i) quotient obtained by dividing the cost of the capital improvement by Landlord's estimate of the number of months of useful life of such improvement plus (ii) an amount equal to the cost of the capital improvement times 1/12 of the lesser of 12% or the maximum annual interest rate permitted by law; and

(G) maintenance of the Building including, but not limited to, painting, caulking and repair and replacement of Building components, including, but not limited to, roof, elevators and fire detection and sprinkler systems (subject to the other terms of this Lease).

The estimated monthly amount of Tenant’s Pro Rata Share of CAM is set forth in Item 13 of the Basic Lease Provisions, which amount is subject to increase as provided for herein. Operating Expenses for any calendar year during which actual occupancy of the Project is less than one hundred percent (100%) of the Rentable Area of the Property shall be appropriately adjusted to reflect one hundred percent (100%) occupancy of the existing Rentable Area of the Property during such period.

(iv) The following items shall be excluded from CAM:

(A) leasing commissions, attorneys’ fees, costs and disbursements and other expenses incurred in connection with leasing, renovating or improving vacant space in the Property for tenants or prospective tenants of the Property;

(B) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or vacant space;

(C) Landlord’s costs of any services sold to tenants for which Landlord is entitled to be reimbursed by such tenants as an additional charge or rental over and above the Base Rent and Operating Expenses payable under the lease with such tenant or other occupant;

(D) any depreciation or amortization of the Property except as expressly permitted herein;

(E) costs incurred due to a violation of law by Landlord relating to the Property;

(F) interest on debt or amortization payments on any mortgages or deeds of trust or any other debt for borrowed money;

(G) all items and services for which Tenant reimburses Landlord outside of CAM;

(H) repairs or other work occasioned by fire, windstorm or other work paid for through insurance or condemnation proceeds (excluding any deductible);

(I) legal expenses incurred for (i) negotiating lease terms for prospective tenants, (ii) negotiating termination or extension of leases with existing tenants, or (iii) proceedings against any other specific tenant relating solely to the collection of rent or other sums due to Landlord from such tenant; and

(J) repairs directly resulting from any defect in the original design or construction of the Property.

(v) For purposes of calculating Tenant's Pro Rata Share of Operating Expenses under Paragraph 3(c), the maximum increase in the amount of Controllable Operating Expenses (defined below) that may be included in calculating Tenant's Pro Rata Share of Operating Expenses for each calendar year after 2025 shall be limited to 7% per calendar year on a cumulative, compounded basis. However, any increases in Operating Expenses not recovered by Landlord due to the foregoing limitation shall be carried forward into succeeding calendar years during the Lease Term (subject to the foregoing limitation) to the extent necessary until fully recouped by Landlord. “Controllable Operating Expenses” means all Operating Expenses which are within the reasonable control of Landlord; thus, excluding taxes, insurance, utilities, and costs incurred to comply with governmental requirements, security, management fees, and any other costs beyond the reasonable control of Landlord.

(d) Payment of Additional Rent. Landlord shall have the right to invoice Tenant monthly or quarterly for Tenant’s Pro Rata Share of the actual Operating Expenses payable by Tenant under this Lease; and Tenant shall pay to Landlord, as Additional Rent, those amounts for which Tenant is invoiced within thirty (30) days after receipt of said invoice. Alternatively, at Landlord’s election, Landlord shall have the right to invoice Tenant monthly for Tenant’s Pro Rata Share of Operating Expenses, as reasonably estimated by Landlord. Any monies paid in advance to Landlord by Tenant shall not accrue interest thereon. At the end of each calendar year or property fiscal year, Landlord shall deliver a statement to Tenant setting forth the difference between Tenant’s actual Pro Rata Share of Operating Expenses and the total amount of monthly payments, paid by Tenant to Landlord (the "Operating Expense Statement"). Tenant shall thereafter pay to Landlord the full amount of any difference between Tenant’s actual obligation over the total amount of Tenant’s estimated payments, within thirty (30) days after receipt of said statement; conversely, in the event Tenant’s estimated payments exceed Tenant’s actual obligation, Landlord shall either refund the overpayment to Tenant or credit said overpayment against Tenant’s monthly obligation in the forthcoming year. In the event this Lease expires on a date other than the end of a billing period, Tenant’s obligation with respect to any amounts owed to Landlord shall survive the expiration of the Lease Term, and shall be invoiced to Tenant when the same have been accurately determined or, at Landlord’s option, such amounts shall be reasonably estimated by Landlord to reflect the period of time this Lease was in effect during such billing period.

(e) Any delay or failure of Landlord in (i) delivering any estimate or statement described in this Paragraph 3, or (ii) computing or billing of Tenant’s Pro Rata Share of Operating Expenses shall not constitute a waiver of its right to require an increase in Rent, or in any way impair the continuing obligations of Tenant under this Paragraph 3 (provided notwithstanding the foregoing, except with regard to Taxes, Tenant shall not be responsible for any shortfalls not billed within 365 days following the calendar year in which the same were incurred). In the event of any dispute as to any Operating Expenses due under this Paragraph 3, Tenant, an officer of Tenant or Tenant’s certified public accountant (but (a) in no event shall Tenant hire or employ an accounting firm or any other person to audit Landlord as set forth under this Paragraph who is compensated or paid for such audit on a contingency basis and

(b) in the event Tenant hires or employs an independent party to perform such audit, Tenant shall provide Landlord with a copy of the engagement letter) shall have the right after reasonable notice and at reasonable times to inspect Landlord’s accounting records at Landlord’s accounting office. If, after such inspection, Tenant still disputes such Operating Expenses, upon Tenant’s written request therefor, a certification as to the proper amount of all Operating Expenses and the amount due to or payable by Tenant shall be made by an independent certified public accountant mutually agreed to by Landlord and Tenant. If Landlord and Tenant cannot mutually agree to an independent certified public accountant, then the parties agree that Landlord shall choose an independent certified public accountant to conduct the certification as to the proper amount of all of Tenant’s Pro Rata Share of Operating Expenses due by Tenant for the period in question; provided, however, such certified public accountant shall not be the accountant who conducted Landlord’s initial calculation of all Operating Expenses to which Tenant is now objecting. Such certification shall be final and conclusive as to all parties. If the certification reflects that Tenant has overpaid Tenant’s Pro Rata Share of Operating Expenses for the period in question, then Landlord shall credit such excess to Tenant’s next payment of such charges and conversely, if Tenant has underpaid Tenant’s Pro Rata Share of Operating Expenses, Tenant shall promptly pay such additional charges to Landlord. Tenant agrees to pay the cost of such certification and the investigation with respect thereto unless it is determined that Landlord’s original statement was in error in Landlord’s favor by more than five percent (5%), in which case Landlord will reimburse Tenant for the actual and reasonable costs incurred in connection therewith (not to exceed $5,000.00). Tenant waives the right to dispute any matter relating to the calculation of Tenant’s Pro Rata Share of Operating Expenses or Additional Rent under this Paragraph 3 if any claim or dispute is not asserted in writing to Landlord within one hundred eighty (180) days after delivery to Tenant of the Operating Expenses Statement with respect thereto. Notwithstanding the foregoing, Tenant shall maintain strict confidentiality of all of Landlord’s accounting records and shall not disclose the same to any other person or entity except for Tenant’s professional advisory representatives (such as Tenant’s employees, accountants, advisors, attorneys and consultants) with a need to know such accounting information, who agree to similarly maintain the confidentiality of such financial information.

(f) Landlord and Tenant agree that each provision of this Lease for determining charges, amounts, and Additional Rent payments by Tenant is commercially reasonable, and as to each such charge or amount, constitutes a “method by which the charge is to be computed” for purposes of Section 93.012 (Assessment of Charges) of the Texas Property Code, as such section now exists or as it may be hereafter amended or succeeded.

(g) The terms and provisions of this Paragraph 3 shall survive the expiration or earlier termination of this Lease.

4. ALTERATIONS

(a) Subject to the other terms of this Lease, Landlord shall deliver the Premises to Tenant, and Tenant agrees to accept the Premises from Landlord in its existing “AS-IS”, “WHERE-IS” and “WITH ALL FAULTS” condition, and Landlord shall have no obligation to refurbish or otherwise improve the Premises throughout the Lease Term (except as otherwise provided herein); provided, however, and notwithstanding the foregoing to the contrary, Landlord’s sole construction obligation under this Lease is set forth in the Work Letter attached hereto as Exhibit C. Notwithstanding the foregoing, Landlord warrants (but does not represent) that the mechanical, electrical, plumbing, and HVAC systems serving the Premises will be in good working order on the Commencement Date.

(b) Tenant shall not make any alterations, additions or improvements to the Premises or Property (“Alterations”) without the prior written consent of Landlord, such consent not to be unreasonably withheld; provided, however, Tenant shall have the right at any time during the Lease Term, without needing Landlord’s prior written consent, to make cosmetic, non-material and non-structural alterations to the Premises which cost shall not exceed Fifty Thousand Dollars ($50,000.00) in any single instance or series of related alterations performed within a six-month period (provided that Tenant shall not perform any improvements, alterations or additions to the Premises in stages as a means to subvert this provision). Notwithstanding the foregoing, Tenant shall make no Alterations to the Premises (i) which will adversely impact the Building’s mechanical, electrical or heating, ventilation or air conditioning systems, or (ii) which will adversely impact the structure of the Building, or (iii) which are visible from the exterior of the Premises or (iv) which will result in the penetration or puncturing of the roof or floor, without first obtaining Landlord’s prior written consent or approval to such Alterations (which consent or approval shall be in the Landlord’s sole and absolute discretion). Notwithstanding the aforesaid, Tenant, at Tenant’s sole cost and expense, may install such trade fixtures as Tenant may deem necessary, so long as such trade fixtures do not penetrate or disturb the structural integrity and support provided by the roof, exterior walls or sub floors. All such trade fixtures shall be constructed and/or installed by qualified contractors approved by Landlord (such approval not to be unreasonably withheld, conditioned, or delayed), in a good and workmanlike manner, and in compliance with all applicable governmental and quasi-governmental laws, ordinances and regulations, as well as all requirements of Landlord’s insurance carrier.

(c) Upon the expiration or earlier termination of this Lease, Tenant shall remove all trade fixtures and any other Alterations installed by Tenant within the Premises; and, upon such removal, Tenant shall restore the Premises to a condition substantially similar to that condition when received by Tenant; however, Tenant shall not be required to remove any Alteration that: (i) did not require Landlord's consent as provided in this Lease; and/or (ii) Landlord did not specifically require in any written consent from Landlord to Tenant to specifically be removed at the end of the Lease Term. In no event shall Landlord have any right to any of Tenant’s trade fixtures; and, except as otherwise set forth in this Lease Tenant will remove such trade fixtures upon the termination of this Lease, provided Tenant repairs any damage caused by such removal. If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord’s election (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant’s sole cost, without waiving Landlord’s right to claim from Tenant all expenses arising out of Tenant’s failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses incurred for disposition.

(d) Tenant shall keep the Premises, the Building and the Property free from any and all liens arising out of any Alterations, work performed, materials furnished, or obligations incurred by or for Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a bond in a form and issued by a surety acceptable to Landlord, Landlord shall have the right, but not the obligation, to cause such lien to be released by such means as it shall deem proper (including payment of or defense against the claim giving rise to such lien); in such case, Tenant shall reimburse Landlord for all amounts so paid by Landlord in connection therewith, together with all of Landlord’s costs and expenses, with interest thereon at the Default Rate (defined below), and Tenant shall indemnify and defend each and all of the Landlord Indemnitees (defined below) against any damages, losses or costs arising out of any such claim. Tenant’s indemnification of Landlord contained in this Paragraph shall survive the expiration or earlier termination of this Lease. Such rights of Landlord shall be in addition to all other remedies provided herein or by law.

5. INTEREST, LATE CHARGE.

(a) If any monthly installment of Rent or any other amount payable by Tenant hereunder is not received by Landlord within five (5) days of the date when due, it shall bear interest at the Default Rate from the date due until paid. All interest, and any late charges imposed pursuant to Paragraph 5(b) below, shall be considered Additional Rent due from Tenant to Landlord under the terms of this Lease. The term “Default Rate” as used in this Lease shall mean the lesser of (A) the rate announced from time to time by Wells Fargo Bank or, if Wells Fargo Bank ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered bank operating in the State, as its “prime rate” or “reference rate”, plus five percent (5%), or (B) the maximum rate of interest permitted by applicable law.

(b) Tenant acknowledges that, in addition to interest costs, the late payments by Tenant to Landlord of any monthly installments of Base Rent, Additional Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the terms of any Mortgage (as defined below) or related loan documents encumbering the Premises, the Building or the Property. Accordingly, if any monthly installment of Base Rent, Additional Rent or any other amount payable by Tenant hereunder is not received by Landlord by the due date thereof, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue amount as a late charge, but in no event more than the maximum late charge allowed by law. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment as hereinabove referred to by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for Landlord’s processing, administrative and other costs incurred by Landlord as a result of

Tenant’s delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereinafter in effect. Notwithstanding the foregoing, the late charge referenced above shall not be charged with respect to the first occurrence (but not any subsequent occurrence) during any 12-month period that Tenant fails to make payment when due, until five days after Landlord delivers written notice of such delinquency to Tenant.

6. USE.

(a) The Premises shall be used only for the purpose set forth in Item 17 of the Basic Lease Provisions, and shall not be used for any other purpose. Landlord shall have the right to deny its consent to any change in the permitted use of the Premises in its sole and absolute discretion.

(b) Outside storage including, without limitation, drop shipments, dock storage, overnight truck storage and other vehicles for overnight storage, is prohibited without Landlord’s prior written consent. Tenant shall obtain, at Tenant’s sole cost and expense, any and all licenses and permits necessary for Tenant’s contemplated use of the Premises. Tenant shall comply with all existing and future governmental laws, ordinances and regulations applicable to the use of the Premises, as well as all requirements of Landlord’s insurance carrier. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises to the outside. Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable.

(c) At Tenant’s sole cost and expense, Tenant agrees to procure, maintain and hold available for Landlord’s inspection, all governmental licenses and permits required for the proper and lawful conduct of Tenant’s business from the Premises, if any. Tenant agrees not to use, alter or occupy the Premises or allow the Premises to be used, altered and occupied in violation of, and Tenant, at its sole cost and expense, agrees to use and occupy the Premises, and cause the Premises to be used and occupied, in compliance with: (i) any and all laws, statutes, zoning restrictions, ordinances, rules, regulations, orders and rulings now or hereafter in force and any requirements of any insurer, insurance authority or duly constituted public authority having jurisdiction over the Premises, the Building or the Property now or hereafter in force, (ii) the requirements of the Insurance Services Office and any other similar body, (iii) the Certificate of Occupancy issued for the Building, and (iv) any recorded covenants, conditions and restrictions and similar regulatory agreements, if any, which affect the use, occupation or alteration of the Premises, the Building and/or the Property. Tenant agrees to comply with the Rules and Regulations referenced in Exhibit D of this Lease. Tenant agrees not to use or allow the Premises to be used for any unlawful or unreasonably objectionable purpose. Tenant agrees not to place or store any articles or materials outside of the Premises or to cause, maintain or permit any nuisance or waste in, on, under or about the Premises or elsewhere within the Property. Tenant shall not use or allow the Premises to be used for lodging, bathing or the washing of clothes.

(d) Tenant shall not place weight upon any portion of the Premises exceeding the structural floor load (per square foot of area) which such area was designated (and is permitted by law) to carry or otherwise use any Building system in excess of its capacity or in any other manner which may damage such system or the Building. Tenant shall not create within the Premises a working environment with a density of greater than the lesser of (i) five (5) persons per 1,000 square feet of Rentable Area, or (ii) the maximum density permitted by law.

7. UTILITIES.

Landlord agrees to supply water, gas, electricity and sewer connections to the Premises. Tenant shall pay for all gas, electricity, water and sewer used by Tenant within the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and Tenant shall be liable for all maintenance and equipment with respect to the continued operation thereof including, without limitation, all electric light bulbs and tubes. In no event shall Landlord be liable for any interruption or failure of any utility servicing the Property. Landlord may cause at Tenant’s expenses any utilities used by Tenant to be separately metered or charged directly to Tenant by the provider. Tenant hereby waives the provisions of any existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to an interruption, failure or inability to provide any services. Subject to Paragraph 10 and Paragraph 18, if any failure or interruption of utilities supplied to the Premises, due to the negligence or willful misconduct of Landlord or any of its agents, employees or contractors (a ”Service Interruption”), renders the Premises (or a part of the Premises) untenantable or inaccessible, and the Premises (or the untenantable or inaccessible portion thereof) are not used by Tenant for more than five consecutive business days (the ”Eligibility Period”), then Base Rent shall abate proportionately based on the portion of the Premises rendered untenantable or inaccessible and not used by Tenant commencing on the next day after the last day of the Eligibility Period and continuing for the period that the Premises or the applicable portion thereof are rendered untenantable or inaccessible and are not used by Tenant as a result of such Service Interruption; provided, that in order to be eligible for an abatement under this Paragraph 7, Tenant must, within five (5) business days after the last day of the Eligibility Period, provide Landlord notice, which may be by e-mail to the Property manager (the “Service Interruption Notice”), which notice shall (1) include the date of occurrence of the Service Interruption that continues for more than five consecutive business days and (2) specify the part of the Premises that is untenantable or inaccessible and Tenant does not occupy or use due to such Service Interruption. In addition, if the Service Interruption continues for more than thirty (30) consecutive days, Landlord, at no cost to Tenant, will use commercially reasonable efforts to provide Tenant temporary space at another property owned by Landlord or its affiliate until such time than the Service Interruption is remedied.

8. LANDLORD’S REPAIRS AND MAINTENANCE OBLIGATIONS.

Landlord agrees to repair and maintain the structural portions of the Building, including the foundations, bearing and exterior walls (excluding glass), subflooring and roof (excluding skylights), and the electrical, plumbing and sewer systems outside the Building, and the gutters and downspouts on the Building, unless such maintenance and repairs are caused in part or in whole by the act, neglect or omission of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant will pay to Landlord, as Additional Rent, the reasonable cost of such maintenance and repairs. The costs of maintenance and repairs performed by Landlord will be included in Tenant’s Pro Rata Share of Operating Expenses; however, replacement of the Building’s structure (including the roof) will not be included in Operating Expenses. Except as provided in this Paragraph 8, or otherwise in this Lease, Landlord has no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof. Subject to the other terms of this Lease, Landlord will not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Tenant will not be entitled to any abatement of Base Rent and Landlord will not have any liability by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein, except as otherwise provided in this Lease. Tenant waives the right to make repairs at Landlord’s expense under any law, statute, ordinance, rule, regulation, order or ruling.

9. TENANT’S REPAIRS AND MAINTENANCE OBLIGATIONS.

(a) Subject to the provisions of Paragraph 8, Tenant agrees to keep, maintain and preserve the Premises in good condition and repair and, when and if needed, at Tenant’s sole cost and expense, to make all repairs and replacements to the Premises and every part thereof, including, without limiting the generality of the foregoing, all equipment or facilities specifically serving the Premises, such as all interior walls, interior surfaces of exterior walls, storefronts, floors, ceilings, interior and exterior doors, windows and fixtures, plumbing, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire hose connectors if within the Premises, and HVAC (heating ventilation, and air conditioning) systems and equipment. Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system in compliance with Paragraph 9(c) below.

(b) Tenant acknowledges and agrees that it has made such investigation as it deems necessary and appropriate to assure itself that the HVAC system serving the Premises, including but not limited to the rooftop HVAC unit, is in good condition and working order and that Landlord has made no representations regarding the HVAC system other than as set forth in this Lease.

(c) As set forth on Exhibit E hereto, Tenant, at its own cost and expense, shall enter into a regularly scheduled preventive maintenance/service contract with a licensed heating and air conditioning maintenance contractor approved by Landlord for servicing all hot water, heating and air conditioning systems and equipment serving the Premises. The service contract must include all services suggested by the equipment manufacturer in its operations/maintenance manual and an executed copy of such contract must be provided to Landlord prior to the date Tenant takes possession of the Premises. If Tenant refuses or neglects to repair and maintain the Premises properly as required hereunder to the reasonable satisfaction of Landlord, Landlord, at any time following ten (10) days from the date on which Landlord makes a written demand on Tenant to effect such repair and maintenance, may enter upon the Premises and make such repairs and/or maintenance, and upon completion thereof, Tenant agrees to pay to Landlord as Additional Rent, Landlord’s costs for making such repairs plus an amount not to exceed ten percent (10%) of such costs for overhead, within ten (10) days of receipt from Landlord of a written itemized bill therefor. Any amounts not reimbursed by Tenant within such ten (10) day period will bear interest at the Interest Rate until paid by Tenant.

(d) Any party making repairs or performing maintenance as provided in this Lease shall perform all repairs and maintenance in a good and workmanlike manner, using materials and labor of the same character, kind and quality as originally employed within the Building; and all such repairs and maintenance shall be in compliance with all governmental and quasi-governmental laws, ordinances and regulations, as well as all requirements of Landlord’s insurance carrier. In the event Tenant fails to properly perform any such repairs or maintenance within a reasonable period of time, Landlord shall have the option to perform such repairs on behalf of Tenant, in which event Tenant shall reimburse to Landlord, as Additional Rent, the costs thereof within thirty (30) days after receipt of Landlord’s invoice for same.

10. DESTRUCTION.

If the Premises or the Property are damaged in whole or in part by casualty so as to render the Premises untenantable, and if the damages cannot be repaired as reasonably determined by Landlord within two hundred seventy (270) days from the date of said casualty, this Lease shall terminate as of the date of such casualty. If the damages can be repaired within said two hundred seventy (270) days, and Landlord does not elect within 90 days after the date of such casualty to repair same, then either party may terminate this Lease by written notice served upon the other within ten (10) days after the last day of the 90-day period. In the event of any such termination, the parties shall have no further obligations to the other, except for those obligations accrued through the effective date of such termination; and, upon such termination, Tenant shall immediately surrender possession of the Premises to Landlord. Should Landlord elect to make such repairs, this Lease shall remain in full force and effect, and Landlord shall proceed with all due diligence to repair and restore the Premises to a condition substantially similar to that condition which existed prior to such casualty (excluding Tenant’s Alterations, trade fixtures, equipment and personal property, which Tenant shall be required to restore). In the event the repair and restoration of the Premises extends beyond two hundred seventy (270) days after the date of such casualty due to causes beyond the control of Landlord, this Lease shall remain in full force and effect, and Landlord shall not be liable therefor; but Landlord shall continue to complete such repairs and restoration with all due diligence; provided, however, Tenant shall have the right to terminate this Lease if such failure is not a result of force majeure or the act or omission of Tenant or any of Tenant’s Parties. Landlord and Tenant acknowledge and agree that Rent shall abate during the period the Premises is untenantable due to a casualty loss under this Paragraph 10. In the event only a portion of the Premises are untenantable, Tenant’s Rent shall be equitably abated in proportion to that portion of the Premises which are so unfit.

11. ASSIGNMENT AND SUBLETTING.

(a) Tenant shall not directly or indirectly, by operation of law or otherwise, assign, sublet, mortgage, hypothecate or otherwise encumber all or any portion of its interest in this Lease or in the Premises or grant any license in any person other than Tenant or its employees to use or occupy the Premises or any part thereof without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. Any such attempted assignment, subletting, license, mortgage, hypothecation, other encumbrance or other use or occupancy without the consent of Landlord shall be null and void and of no effect. Any mortgage, hypothecation or encumbrance of all or any portion of Tenant’s interest in this Lease or in the Premises and any grant of a license or sufferance of any person other than Tenant or its employees to use or occupy the Premises or any part thereof shall be deemed to be an “assignment” of this Lease. Provided no event of monetary default has occurred and is continuing under this Lease, upon 15 business days prior written notice to Landlord, Tenant may, without Landlord’s prior written consent, assign this Lease to an entity into which Tenant is merged or consolidated or to an entity to which substantially all of Tenant’s assets are transferred or to an entity controlled by or is commonly controlled with Tenant, provided (i) such merger, consolidation, or transfer of assets is for a good business purpose and not principally for the purpose of transferring Tenant’s leasehold estate, and (ii) the assignee or successor entity has a tangible net worth, calculated in accordance with generally accepted accounting principles (and evidenced by financial statements in form reasonably satisfactory to Landlord) at least equal to the tangible net worth of Tenant immediately prior to such merger, consolidation, or transfer. The term “controlled by” or “commonly controlled with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled person or entity; the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, at least fifty-one percent (51%) of the voting interest in, any person or entity shall be presumed to constitute such control.

(b) No permitted assignment or subletting shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subletting or assignment. Consent by Landlord to one subletting or assignment shall not be deemed to constitute a consent to any other or subsequent attempted subletting or assignment. If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord all pertinent information relating to the proposed assignee or sublessee, all pertinent information relating to the proposed assignment or sublease, and all such financial information as Landlord may reasonably request concerning the proposed assignee or subtenant. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease.

(c) Landlord has a period of 15 business days after Landlord’s receipt of Tenant's request for consent to assignment or sublease ("Consent Request") to notify Tenant that Landlord elects, in Landlord’s reasonable discretion, to:

(i) in connection with (z) an assignment or (y) a sublease of substantially all of the Premises for substantially all of the remaining Lease Term, terminate this Lease as to the space that is the subject of the Consent Request as of the date specified by Tenant in the Consent Request; or

(ii) consent to the assignment or sublease; or

(iii) refuse to consent to Tenant's assignment or sublease of that space and to continue this Lease in effect.

If Landlord does not notify Tenant of Landlord's election within the 15 business day period, Landlord is deemed to elect option (iii). If Landlord elects to terminate this Lease as provided under option (i), Tenant has 5 days following receipt of Landlord’s notice to terminate within which to rescind its notice of its proposed assignment or sublease and avoid a termination of this Lease.

(d) Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent to a proposed assignment or sublease in any of the following instances.

(i) The assignee or sublessee is not, in Landlord’s reasonable opinion, sufficiently creditworthy to perform the obligations such assignee or sublessee will have under this Lease;

(ii) The intended use of the Premises by the assignee or sublessee is not the same as set forth in this Lease or otherwise reasonably satisfactory to Landlord;

(iii) The intended use of the Premises by the assignee or sublessee would materially increase the pedestrian or vehicular traffic to the Premises or the Property;

(iv) Occupancy of the Premises by the assignee or sublessee would, in the good faith judgment of Landlord, violate any agreement binding upon Landlord, or the Property with regard to the identity of tenants, usage in the Property, or similar matters;

(v) The assignee or sublessee (or any affiliate of the assignee or sublessee) is then actively negotiating with Landlord or has negotiated with Landlord within the previous six (6) months, or is a current tenant or subtenant within the Premises or Property;

(vi) The identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Premises or Property; or

(vii) In the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease.

The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease.

(e) Notwithstanding any assignment or subletting, Tenant shall at all times during the Lease Term remain fully responsible and liable for the payment of the Rent and for compliance with all of Tenant’s other obligations under this Lease. In the event that the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment, plus any bonus or other consideration therefor or incident thereto) exceeds the Rent payable under this Lease, then Tenant, after the recovery of all reasonable expenses associated with the sublease, including tenant improvement costs, architectural fees, commissions, and any other reasonable concessions provided, shall be bound and obligated to pay Landlord, as Additional Rent hereunder, one-half of all such excess Rent and other excess consideration within ten (10) days following receipt thereof by Tenant.

(f) If this Lease is assigned or if the Premises is subleased (whether in whole or in part), or in the event of the mortgage, pledge, or hypothecation of Tenant’s leasehold interest, or grant of any concession or license within the Premises, or if the Premises are occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect Rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding Paragraph, apply the amount collected to the next Rent payable hereunder; and all such Rent collected by Tenant shall be held in deposit for Landlord and immediately forwarded to Landlord. No such transaction or collection of Rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

(g) If Tenant requests Landlord’s consent to assign this Lease or sublet its rights under this Lease, Tenant shall reimburse Landlord, upon written notice, the reasonable cost of Landlord’s legal fees incurred in connection therewith.

(h) If Tenant is any form of partnership, a withdrawal or change, voluntary, involuntary or by operation of law of any partner, or the dissolution of the partnership, shall be deemed a voluntary assignment. If Tenant consists of more than one (1) person, a purported assignment, voluntary or involuntary or by operation of law from one (1) person to the other shall be deemed a voluntary assignment. If Tenant is a corporation or limited liability entity, any dissolution, merger, consolidation or other reorganization of Tenant, or sale or other transfer of a controlling percentage of the ownership interest of Tenant, or the sale of at least 50% of the value of the assets of Tenant shall be deemed a voluntary assignment.

12. INSPECTION.

(a) Landlord shall at all reasonable times, during normal business hours and after reasonable written or oral notice, have the right to enter the Premises to inspect the same, to supply any service to be provided by Landlord to Tenant hereunder, to exhibit the Premises to prospective purchasers, lenders or tenants, to post notices of non-responsibility, to alter, improve, restore, rebuild or repair the Premises or any other portion of the Building, or to do any other act permitted or contemplated to be done by Landlord hereunder, all without being deemed guilty of an eviction of Tenant and without liability for abatement of Rent or otherwise; provided, however, Landlord shall use reasonable efforts to minimize any disruption to Tenant’s business in the Premises during such entry by Landlord. Tenant shall have the duty to periodically inspect the Premises and notify Landlord should Tenant observe a need for repairs or maintenance of any obligation to be performed by Landlord under this Lease. Upon receipt of Tenant’s notice, Landlord shall have a commercially reasonable period of time to make such repairs or maintenance. In addition thereto, during the last six (6) months of the Lease Term, upon notice to Tenant, Landlord shall have the right to enter the Premises at any reasonable time for the purpose of showing the Premises to prospective third-party tenants; and, during said six (6) months, Landlord shall have the right to erect on the Property and/or Premises suitable signs indicating that the Premises are available for lease.

(b) Tenant shall give Landlord thirty (30) days written notice prior to Tenant vacating the Premises, for the purpose of arranging a joint inspection of the Premises with respect to any obligation to be performed therein by Tenant, including, without limitation, the necessity of any repair or restoration of the Premises. In the event Tenant fails to notify Landlord of such inspection, Landlord’s inspection after Tenant vacates shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

13. SIGNS.

Tenant shall not place or permit any signs, lights, awnings or poles in or about the Premises or the Property, other than the standard building signage as per Landlord specifications, without the prior written consent of Landlord; nor shall Tenant change the uniform architecture, paint, landscape, or otherwise alter or modify the exterior of the Property without the prior written consent of Landlord. Notwithstanding the foregoing, at Tenant’s sole cost and expense, Tenant shall have the right to install (i) an identification sign on the exterior of the Building, which signage shall consist solely of the name “SOW Good” or any other name reasonably approved by Landlord and/or its logo, and (ii) directional signage at other locations on the Property from time to time, and subject to Landlord’s reasonable prior approval of such signage and Tenant’s compliance with the other provisions of this Paragraph. The location, quality, design, style, lighting and size of such signage shall be subject to Landlord’s reasonable prior written approval. The right granted under this paragraph shall be personal to the originally named Tenant under this Lease. Such signage shall comply with all applicable laws, statutes, regulations, ordinances and restrictions, including but not limited to, any permit requirements.

14. DEFAULT.

(a) Events of Default. The occurrence of any one or more of the following events shall constitute an “event of default” or “default” (herein so called) or “Default” under this Lease by Tenant:

(i) the failure by Tenant to pay Rent or any other rental or sums payable by Tenant hereunder within five (5) business days after Landlord notifies Tenant of such nonpayment; provided, however, Landlord shall only be obligated to provide such written notice to Tenant one (1) time within any calendar year and in the event Tenant fails to timely pay Rent or any other sums for a second time during any calendar year, then Tenant shall be in default for such late payment and Landlord shall have no obligation or duty to provide notice of such non-payment to Tenant prior to declaring an event of default under this Lease;

(ii) the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than monetary failures as specified in Paragraph 14(a)(i) above, where such failure shall continue for a period of 15 days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than 15 days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said 15 day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than 90 days from the date of such notice from Landlord;

(iii) the making by Tenant of any general assignment for the benefit of creditors;

(iv) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days);

(v) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within sixty (60) days;

(vi) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease where such seizure is not discharged within sixty (60) days;

(vii) any material representation or warranty made by Tenant in this Lease or any other document delivered in connection with the execution and delivery of this Lease or pursuant to this Lease proves to be incorrect in any material respect;

(viii) Tenant shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution; or

(ix) the abandonment of the Premises by Tenant in excess of thirty (30) days.

(b) Landlord’s Remedies; Termination. In the event of any event of default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord may at its option pursue any one or more of the following remedies, without any notice or demand to the extent permitted by law:

(i) Landlord may enter the Premises without terminating this Lease and perform any covenant or agreement or cure any condition creating or giving rise to an event of default under this Lease and Tenant shall pay to Landlord on demand, as additional rent, the amount expended by Landlord in performing such covenants or agreements or satisfying or observing such condition. Landlord, or its agents or employees, shall have the right to enter the Premises, and such entry and such performance shall not terminate this Lease or constitute an eviction of Tenant;

(ii) Landlord may terminate this Lease by written notice to Tenant (and not otherwise) or Landlord may terminate Tenant’s right of possession without terminating this Lease. In either of such events Tenant shall surrender possession of and vacate the Premises immediately and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter the Premises, in whole or in part, with or without process of law and to expel or remove Tenant and any other person, firm or entity who may be occupying the Premises or any part thereof and remove any and all property therefrom, using such lawful force as may be necessary;

(iii) In the event Landlord elects to re-enter or take possession of the Premises after Tenant’s default, with or without terminating this Lease, Landlord may change locks or alter security devices and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Premises without being liable for any claim for damages. Tenant agrees that this provision of this Lease will override and control any conflicting provisions of Sections 93.002 and 93.003 of the Texas Property Code, as well as any successor statute governing the right of landlord to change the door locks of a commercial tenant;

(iv) Notwithstanding anything herein to the contrary, if Landlord terminates Tenant’s right to possession without terminating this Lease after an event of default, Landlord shall, if required by State law, use commercially reasonable efforts to relet the Premises and mitigate damage as set forth in Paragraph 14(c) below;

(v) Notwithstanding any prior election by Landlord to not terminate this Lease, Landlord may at any time, including subsequent to any re-entry or taking of possession of the Premises as allowed hereinabove, elect to terminate this Lease. Tenant shall be liable for and shall immediately pay to Landlord the amount of all Base Rent and other sums of money due under this Lease as may have accrued as of the date of termination. Tenant shall also immediately pay to Landlord, as agreed and liquidated damages, an amount of money equal to the Base Rent and other amounts due for the remaining portion of the Lease Term (had such term not been terminated by Landlord prior to the expiration of the Lease Term), less the fair rental value of the Premises for the residue of the Lease Term, both discounted to their present value based upon an interest rate of eight percent (8%) per annum. In determining fair rental value, Landlord shall be entitled to take into account the time and expenses necessary to obtain a replacement tenant or tenants, including lost rental revenues and anticipated expenses hereinafter described relating to recovery, preparation and reletting of the Premises. If Landlord elects to relet the Premises, or any portion thereof, before presentation of proof of such liquidated damages, the amount of rent reserved upon such reletting shall be deemed prima facie evidence of the fair rental value of the portion of the Premises so relet;

Landlord and Tenant agree that because of the difficulty or impossibility of determining Landlord’s damages from the loss of anticipated Additional Rent and other lease charges from the Tenant, there shall be included as a component of Tenant’s annual total rent obligation (for the calculation of Landlord’s remedies), an amount equal to the average monthly Additional Rent paid by Tenant for the twelve (12) full calendar months immediately preceding the event of default (or such lesser period of the term if the event of default occurs prior to the twelfth (12th) full calendar month of the term) multiplied by the number of months remaining in the Lease Term;

(vi) In addition to any sum provided to be paid above, Tenant shall also be liable for and shall immediately pay to Landlord all broker’s fees incurred by Landlord in connection with any reletting of the whole or any part of the Premises, the costs of removing and storing Tenant’s or any other occupant’s property, the cost of repairing, altering, remodeling, renovating or otherwise putting the Premises into a condition acceptable to a new tenant or tenants, the cost of removal and replacement of Tenant’s signage and all reasonable expenses by Landlord in enforcing Landlord’s remedies, including reasonable attorneys’ fees; and

(vii) Landlord may apply Tenant’s Security Deposit to the extent necessary to make good any rent arrearage, to pay the cost of remedying Tenant’s default or to reimburse Landlord for expenditures made or damages suffered as a consequence of Tenant’s default, without prejudice to any other remedies Landlord may have under this Lease. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount.

(c) Mitigation of Damages.

(i) In the event of a default under this Lease, Landlord and Tenant shall each use commercially reasonable efforts to mitigate any damages resulting from a default of the other party under this Lease.

(ii) Landlord’s obligation to mitigate damages after a default by Tenant shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a “Substitute Tenant”) in accordance with the following criteria:

(A) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenant for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant.

(B) Landlord shall not be obligated to offer the Premises to a Substitute Tenant when other premises in the Property suitable for that prospective tenant’s use are (or soon will be) available.

(C) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rental less than the current fair market rental then prevailing for similar space, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space.

(D) Landlord shall not be obligated to enter into a lease with any proposed tenant whose use would:

(1) Disrupt the tenant mix or balance of the Property;

(2) Violate any restriction, covenant, or requirement contained in the lease of another tenant of the Property;

(3) Adversely affect the reputation of the Property; or

(4) Be incompatible with the operation of the Property.

(E) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant (a “Substitute Lease”) which does not have, in Landlord’s reasonable opinion, sufficient financial resources or operating experience to operate the Premises in a first-class manner.

(F) Landlord shall not be required to expend any amount of money to alter, remodel, or otherwise make the Premises suitable for use by a proposed Substitute Tenant unless:

(1) Tenant pays any such sum to Landlord in advance of Landlord’s execution of a Substitute Lease with such Substitute Tenant (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant’s default under this Lease); or

(2) Landlord, in Landlord’s sole discretion, determines that any such expenditure is financially justified in connection with entering into any such Substitute Lease.

(iii) Upon compliance with the above criteria regarding the releasing of the Premises after a default by Tenant, Landlord shall be deemed to have fully satisfied Landlord’s obligation to mitigate damages under this Lease and under any law or judicial ruling in effect on the date of this Lease or at the time of Tenant’s default, and Tenant waives and releases, to the fullest extent legally permissible, any right to assert in any action by Landlord to enforce the terms of this Lease, any defense, counterclaim, or rights of setoff or recoupment respecting the mitigation of damages by Landlord, unless and to the extent Landlord maliciously or in bad faith fails to act in accordance with the requirements of this Paragraph 14(c).

(iv) Tenant’s right to seek damages from Landlord as a result of a default by Landlord under this Lease shall be conditioned on Tenant taking all actions reasonably required, under the circumstances, to minimize any loss or damage to Tenant’s property or business, or to any of Tenant’s officers, employees, agents, invitees, or other third parties that may be caused by any such default of Landlord.

(d) Landlord’s Remedies; Re-Entry Rights. In the event of any event of default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of pursuant to Paragraph 15 of this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph 14(c), and no acceptance of surrender of the Premises or other action on Landlord’s part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

(e) Continuation of Lease. If Landlord does not elect to terminate this Lease on account of any event of default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due.

(f) Landlord’s Right to Perform. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement or offset of Rent. If Tenant shall fail to pay any sum of money (other than Base Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for three (3) days with respect to monetary obligations (or ten (10) days with respect to non-monetary obligations, except in case of emergencies, in which such case, such shorter period of time as is reasonable under the circumstances) after Tenant’s receipt of written notice thereof from Landlord, Landlord may, without waiving or releasing Tenant from any of Tenant’s obligations, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within five (5) days after demand therefor as Additional Rent.

(g) Rights and Remedies Cumulative. All rights, options and remedies of Landlord contained in this Paragraph 14 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Paragraph 14 shall be deemed to limit or otherwise affect Tenant’s indemnification of Landlord pursuant to any provision of this Lease.

(h) Tenant’s Waiver of Redemption. Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future law to redeem any of the Premises or to have a continuance of this Lease after termination of this Lease or of Tenant’s right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future law which exempts property from liability for debt or for distress for Rent.

(i) Costs Upon Default and Litigation. Tenant shall pay to Landlord and the holder of any Mortgage as Additional Rent all the expenses incurred by Landlord or such holder in connection with any default by Tenant hereunder or the exercise of any remedy by reason of any default by Tenant hereunder, including reasonable attorneys’ fees and expenses. If Landlord or any such holder shall be made a party to any litigation commenced against Tenant or any litigation pertaining to this Lease or the Premises, at the option of Landlord and/or any such holder, Tenant, at its expense, shall provide Landlord and/or such holder with counsel approved by Landlord and/or its mortgagees and shall pay all costs incurred or paid by Landlord and/or such holder in connection with such litigation.

(j) Consequential Damages. Notwithstanding any contrary provision hereof, Tenant shall not be liable to Landlord for any form of special or consequential damages (i) other than the New Tenant Damages (defined below), or (ii) unless due to contamination of the Premises, the Building, or the Property by Tenant or any Tenant Party. As used herein, “New Tenant Damages” means any cost to enforce the terms of this Lease (including reasonable attorneys’ fees) and any increase in Landlord’s costs of leasing the Premises to a new tenant, any loss of rent paid to Landlord by a new tenant, and/or any liability of Landlord in favor of a new tenant, in each case resulting from any inability of Landlord to deliver possession of the Premises to, or perform improvements for, such new tenant as a result of Tenant’s holdover in the Premises after the expiration or earlier termination of this Lease.

15. SURRENDER; HOLDOVER.

(a) Surrender. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not constitute a merger, and shall, at the option of Landlord, operate as an assignment to Landlord of any or all subleases or subtenancies. Upon the expiration or earlier termination of this Lease, Tenant agrees to timely and peaceably surrender the Premises to Landlord broom clean and in a state of good order, repair and condition (as more fully set forth on Exhibit F to this Lease), ordinary wear and tear and casualty damage excepted, with all of Tenant’s personal property and alterations removed from the Premises to the extent required under Paragraph 4 and all damage caused by such removal repaired as required by Paragraph 4. The delivery of keys to any employee of Landlord or to Landlord’s agent or any employee thereof alone will not be sufficient to constitute a termination of this Lease or a surrender of the Premises.

(b) Holdover. If Tenant retains possession of the Premises after the termination or expiration of the Lease Term, then Tenant shall, at Landlord’s election become a tenant at sufferance (and not a tenant at will), such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to 150% of the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments (including payment of Additional Rent) shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph shall not be construed as consent for Tenant to retain possession of the Premises.

16. RIGHT TO CURE TENANT’S DEFAULT.

In the event Tenant is in Default under any provision of this Lease, other than for the payment of Rent, and Tenant has not cured same within 15 days after receipt of Landlord’s written notice, Landlord may cure such Default on behalf of Tenant, at Tenant’s expense. Landlord may also perform any obligation of Tenant, without notice to Tenant, should Landlord deem the performance of same to be an emergency. Any monies expended by Landlord to cure any such Default(s), or resolve any deemed emergency shall be payable by Tenant as Additional Rent. If Landlord incurs any expense, including reasonable attorney’s fees, in prosecuting and/or defending any action or proceeding by reason of any emergency or Default, Tenant shall reimburse Landlord for same, as Additional Rent, with interest thereon at twelve percent (12%) annually from the date such payment is due Landlord.

17. ASSUMPTION OF RISK AND HOLD HARMLESS.

(a) Assumption of Risk. Landlord shall not be liable for any injury, loss or damage suffered by Tenant or to any person or property occurring or incurred in or about the Premises, the Building or the Property from any cause, EVEN IF SUCH LIABILITIES ARE CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF ANY LANDLORD INDEMNITEE (DEFINED BELOW), BUT NOT TO THE EXTENT SUCH LIABILITIES ARE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SUCH LANDLORD INDEMNITEE (DEFINED BELOW). Without limiting the foregoing, neither Landlord nor any of its partners, officers, trustees, affiliates, directors, employees, contractors, agents or representatives (collectively, “Affiliates”) shall be liable for and there shall be no abatement of Rent (except in the event of a casualty loss or a condemnation as set forth in Paragraph 18 of this Lease) for (i) any damage to Tenant’s property stored with or entrusted to Affiliates of Landlord, or (ii) loss of or damage to any property by theft or any other wrongful or illegal act, or (iii) business interruption or loss of use of the Premises, (iv) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or the Property or from the pipes, appliances, appurtenances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever or from the acts or omissions of other occupants or other visitors to the Building or the Property or from any other cause whatsoever, or (v) any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building, whether within or outside of the Property, or (vi) any latent or other defect in the Premises, the Building or the Property (subject to the other terms of this Lease). Tenant shall give prompt notice to Landlord in the event of (i) the occurrence of a fire or accident in the Premises or in the Building, or (ii) the discovery of a defect therein or in the fixtures or equipment thereof. This Paragraph 17(a) shall survive the expiration or earlier termination of this Lease.

(b) Hold Harmless.

(i) Tenant hereby agrees to indemnify, protect, defend and hold harmless Landlord and its designated property management company, and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, trustees, directors, shareholders, employees, servants, partners, representatives, insurers and agents (collectively, “Landlord Indemnitees”) for, from and against all liabilities, claims, fines, penalties, costs, damages or injuries to persons, damages to property, losses, liens, causes of action, suits, judgments and expenses (including court costs, reasonable attorneys’ fees, expert witness fees and costs of investigation), of any nature, kind or description of any person or entity, directly or indirectly arising out of, caused by, or resulting from (in whole or part) (1) Tenant’s construction of or use, occupancy or enjoyment of the Premises, (2) any activity, work or other things done, permitted or suffered by Tenant and its agents and employees in or about the Premises, (3) any breach or default in the performance of any of Tenant’s obligations under this Lease, (4) any act, omission, negligence or willful misconduct of Tenant or any of its agents, contractors, employees, business invitees or licensees, or (5) any damage to Tenant’s property, or the property of Tenant’s agents, employees, contractors, business invitees or licensees, located in or about the Premises (collectively, “Liabilities”); EVEN IF SUCH LIABILITIES ARE CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF ANY LANDLORD INDEMNITEE, BUT NOT TO THE EXTENT SUCH LIABILITIES ARE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SUCH LANDLORD INDEMNITEE.

(ii) Landlord hereby indemnifies and holds Tenant and its partners, members, affiliates and subsidiaries, and all of their respective officers, trustees, directors, shareholders, employees, servants,

partners, representatives, insurers and agents (collectively, “Tenant Indemnitees”) harmless from and against any and all claims, demands, liabilities, and expenses, including attorneys’ fees, to the extent arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors.

(iii) This Paragraph 17(b) shall survive the expiration or earlier termination of this Lease.

18. CONDEMNATION.

If the whole or any part of the Property or the Premises shall be taken in condemnation, or transferred by agreement in lieu of condemnation, either Tenant or Landlord may terminate this Lease by serving the other party with written notice of same, effective as of the taking date; provided in the case of termination by Tenant that (a) at least twenty percent (20%) of the Premises is so taken and the remaining portion of the Premises is not adequate for the reasonable conduct of Tenant’s business in the Premises or (b) reduces the parking serving the Property to be less than that required by applicable law. If neither Tenant nor Landlord elect to terminate this Lease as aforesaid, then this Lease shall terminate on the taking date only as to that portion of the Premises so taken, and the Rent and other charges payable by Tenant shall be reduced proportionally. Landlord shall be entitled to the entire condemnation award for all realty and improvements. Tenant shall only be entitled to an award for Tenant’s fixtures, personal property, and reasonable moving expenses, provided Tenant independently petitions the condemning authority for same. Notwithstanding the aforesaid, if any condemnation takes a portion of the parking area the result of which does not reduce the minimum required parking ratio below that established by local code or ordinance, this Lease shall continue in full force and effect without modification. This Paragraph 18 shall be Tenant’s sole and exclusive remedy in the event of a taking or condemnation. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of a taking or condemnation. Accordingly, the parties waive the provisions of any applicable statutes permitting the parties to terminate this Lease as a result of a taking or condemnation. In addition, if the Premises is taken, Landlord will use commercially reasonable efforts to provide Tenant space at another property owned by Landlord or its affiliate.

19. INSURANCE.

(a) Landlord shall maintain in full force and effect policies of insurance covering the Property in an amount not less than eighty percent (80%) of the Property’s “replacement cost”, as such term is defined in the Replacement Cost Endorsement attached to such policy, insuring against physical loss or damage generally included in the classification of “all risk” coverage. Except as set forth below, such insurance shall be for the sole benefit of Landlord, and under Landlord’s sole control.

(b) Tenant at all times during the Lease Term shall, at its own expense, keep in full force and effect (A) commercial general liability insurance written on the most current form of ISO CG 00 01 (occurrence basis) or its equivalent, having a minimum each occurrence limit of $1,000,000, a minimum general aggregate limit of $2,000,000, and shall include provision for contractual liability coverage insuring Tenant for the performance of its indemnity obligations set forth in this Lease, with an Excess Limits (Umbrella) Policy in the amount of $5,000,000, (B) worker’s compensation insurance to the statutory limit, if any, and employer’s liability insurance in amounts not less than $500,000 bodily injury per accident/$500,000 disease each employee/$500,000 disease policy limit, (C) All Risk or Causes of Loss - Special Form property insurance, including fire and extended coverage, sprinkler leakage (including earthquake, sprinkler leakage), vandalism, malicious mischief, wind and/or hurricane coverage, and earthquake and flood coverage, covering full replacement value of all of Tenant’s personal property, trade fixtures and improvements in the Premises, and (D) business automobile liability insurance written on an occurrence basis, including coverage for owned, non-owned, and hired autos, such policy having a minimum limit of $1,000,000 per accident. Landlord, its designated property management firm and all Landlord Indemnitees shall be named as additional insureds on each of said policies (excluding the worker’s compensation policy) and said policies shall be issued by an insurance company or companies authorized to do business in the State and which have policyholder ratings not lower than “A-” and financial ratings not lower than “IX” in Best’s Insurance Guide (latest edition in effect as of the date of this Lease and subsequently in effect as of the date of renewal of the required policies). EACH OF SAID POLICIES SHALL ALSO INCLUDE A WAIVER OF SUBROGATION PROVISION OR ENDORSEMENT IN FAVOR OF LANDLORD AND THE LANDLORD INDEMNITEES AND AN ENDORSEMENT PROVIDING THAT LANDLORD SHALL RECEIVE THIRTY (30) DAYS PRIOR WRITTEN NOTICE OF ANY CANCELLATION OF, NON-RENEWAL OF, MATERIAL REDUCTION OF COVERAGE OR MATERIAL CHANGE IN

COVERAGE ON SAID POLICIES. In addition, all policies of Tenant shall be endorsed to be primary, with the policies of all Landlord Indemnitees being excess, secondary and non-contributing. Tenant hereby waives its right of recovery against any Landlord Indemnitee of any amounts paid by Tenant or on Tenant’s behalf to satisfy applicable worker’s compensation laws. The policies or duly executed certificates showing the material terms for the same, together with satisfactory evidence of the payment of the premiums therefor, shall be deposited with Landlord on the date Tenant first occupies the Premises and upon renewals of such policies not less than fifteen (15) days prior to the expiration of the term of such coverage. If certificates are supplied rather than the policies themselves, Tenant shall allow Landlord, at all reasonable times, to inspect the policies of insurance required herein. All such policies shall be primary and non‑contributing with or in excess of any insurance carried by Landlord. Tenant shall not do any act which may make void or voidable any insurance on the Premises or Property; and, in the event Tenant’s use of the Premises shall result in an increase in Landlord’s insurance premiums, Tenant shall pay to Landlord upon demand, as Additional Rent, an amount equal to such increase in insurance.

(c) Landlord, Tenant, and all parties claiming under them, each mutually release and discharge each other from responsibility for that portion of any loss or damage paid or reimbursed by an insurer of Landlord or Tenant under any fire, extended coverage or other property insurance policy maintained by Tenant with respect to its Premises or by Landlord with respect to the Building or the Property (or which would have been paid had the insurance required to be maintained hereunder been in full force and effect), no matter how caused, including negligence, and each waives any right of recovery from the other including, but not limited to, claims for contribution or indemnity, which might otherwise exist on account thereof. Any fire, extended coverage or property insurance policy maintained by Tenant with respect to the Premises, or Landlord with respect to the Building or the Property, shall contain, in the case of Tenant’s policies, a waiver of subrogation provision or endorsement in favor of Landlord, and in the case of Landlord’s policies, a waiver of subrogation provision or endorsement in favor of Tenant, or, in the event that such insurers cannot or shall not include or attach such waiver of subrogation provision or endorsement, Tenant and Landlord shall obtain the approval and consent of their respective insurers, in writing, to the terms of this Lease. Tenant agrees to indemnify, protect, defend and hold harmless Landlord, and its agents, officers, employees and contractors from and against any claim, suit or cause of action asserted or brought by Tenant’s insurers for, on behalf of, or in the name of Tenant, including, but not limited to, claims for contribution, indemnity or subrogation, brought in contravention of this Paragraph. The mutual releases, discharges and waivers contained in this provision shall apply EVEN IF THE LOSS OR DAMAGE TO WHICH THIS PROVISION APPLIES IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD OR TENANT.

20. MORTGAGES.

This Lease is subject and subordinated to any mortgages, deed to secure debt, deeds of trust or underlying leases, as well as to any extensions or modifications thereof (hereinafter collectively referred to as “Mortgages”), now of record or hereafter placed of record. In the event Landlord exercises its option to further subordinate this Lease, Tenant shall at the option of the holder of said Mortgage attorn to said holder. Any subordination shall be self-executing, but Tenant shall, at the written request of Landlord, execute such further assurances as Landlord deems desirable to confirm such subordination. In the event Tenant should fail or refuse to execute any instrument required under this Paragraph, within fifteen (15) days after Landlord’s request, Landlord shall be granted a limited power of attorney to execute such instrument in the name of Tenant. In the event any existing or future lender, holding a Mortgage, deed of trust or other commercial paper, requires a modification of this Lease which does not increase Tenant’s Rent hereunder, or does not materially change any obligation of Tenant hereunder, Tenant agrees to execute appropriate instruments to reflect such modification, upon request by Landlord.

Notwithstanding the foregoing, upon written request by Tenant, Landlord will use reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from Landlord’s then current mortgagee on such mortgagee’s then current standard form of agreement. “Reasonable efforts” of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the mortgagee. Upon request of Landlord, Tenant will execute the mortgagee’s form of subordination, non-disturbance and attornment agreement and return the same to Landlord for execution by the mortgagee. Landlord’s failure to obtain a subordination, non-disturbance and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.

21. LIENS.

Tenant shall not mortgage or otherwise encumber or allow to be encumbered its interest herein without obtaining the prior written consent of Landlord. Should Tenant cause any mortgage, lien or other encumbrance (hereinafter singularly or collectively referred to as “Encumbrance”) to be filed, against the Premises or the Property, Tenant shall dismiss or bond against same within fifteen (15) days after the filing thereof. If Tenant fails to remove said Encumbrance within said fifteen (15) days, Landlord shall have the absolute right to remove said Encumbrance by whatever measures Landlord shall deem convenient including, without limitation, payment of such Encumbrance, in which event Tenant shall reimburse Landlord, as Additional Rent, all costs expended by Landlord, including reasonable attorneys fees, in removing said Encumbrance. Tenant shall indemnify Landlord and its agents, employees and contractors against any damages, losses or costs arising out of any such claim. Tenant’s indemnification of Landlord contained in this Paragraph shall survive the expiration or earlier termination of this Lease. All of the aforesaid rights of Landlord shall be in addition to any remedies which either Landlord or Tenant may have available to them at law or in equity.

22. GOVERNMENT REGULATIONS.

(a) If any federal, state or local laws, ordinances, orders, rules, regulations or requirements (collectively, ”Governmental Requirements”) in existence as of the date of this Lease and applicable to the Property require an alteration or modification of the Premises (a “Code Modification”) and such Code Modification (i) is not made necessary as a result of the specific use being made by Tenant of the Premises (as distinguished from an alteration or improvement which would be required to be made by the owner of any industrial building comparable to the Building irrespective of the use thereof by any particular occupant), and (ii) is not made necessary as a result of any Alteration of the Premises by or on behalf of Tenant (including the Tenant Improvements) such Code Modification shall be performed by Landlord, at Landlord’s sole cost and expense.

(b) Governmental Regulations – Landlord Responsibility. If, as a result of one or more Governmental Requirements that are not in existence as of the date of this Lease, it is necessary from time to time during the Lease Term, to perform a Code Modification to the Building or the Property that (i) is not made necessary as a result of the specific use being made by Tenant of the Premises (as distinguished from an alteration or improvement which would be required to be made by the owner of any industrial building comparable to the Building irrespective of the use thereof by any particular occupant), and (ii) is not made necessary as a result of any Alteration of the Premises by or on behalf of Tenant (excluding the Tenant Improvements), such Code Modification shall be performed by Landlord and the cost thereof shall be included in Operating Expenses.

(c) Governmental Regulations – Tenant Responsibility. Subject to paragraphs (a) and (b) above, if, as a result of one or more Governmental Requirements, it is necessary from time to time during the Lease Term to perform a Code Modification to the Building or the Property that is made necessary as a result of the specific use being made by Tenant of the Premises (not contemplated as a Permitted Use of the Premises) or as a result of any Alteration of the Premises by or on behalf of Tenant (including the Tenant Improvements), such Code Modification shall be the sole and exclusive responsibility of Tenant in all respects; provided, however, that Tenant shall have the right to retract its request to perform a proposed Alteration in the event that the performance of such alteration would trigger the requirement for a Code Modification.

23. NOTICES.

All notices which are required to be given hereunder shall be in writing, and delivered by either (a) United States registered or certified mail, or (b) an overnight commercial package courier/delivery service with a follow-up letter sent by United States mail; and such notices shall be sent postage prepaid, addressed to the parties hereto at their respective addresses set forth in Item 18 and Item 19 of the Basic Lease Provisions. Either party may designate a different address by giving notice to the other party of same at the address set forth above. Notices shall be deemed received on the date of the return receipt. If any such notices are refused, or if the party to whom any such notice is sent has relocated without leaving a forwarding address, then the notice shall be deemed received on the date the notice-receipt is returned stating that the same was refused or is undeliverable at such address. For the purpose of this Lease, Landlord’s counsel may provide Notices to Tenant on behalf of Landlord and such notices shall be binding on Tenant as if such notices have been provided directly by Landlord.

24. PARKING.

Tenant shall be liable for all vehicles owned, rented or used by Tenant or Tenant’s agents, employees, contractors and invitees in or about the Property. Tenant shall not store overnight any equipment, inventory or other property in any trucks, nor store any trucks overnight on the parking lot of the Property. Notwithstanding the aforesaid, in the event the Premises have access to a loading dock which exclusively services the Premises, Tenant may park its trucks in such loading dock area exclusively serving the Premises, as well as parking its trucks in other areas of the Property as reasonably determined by Tenant. Tenant shall have the exclusive right to all parking spaces on the Property.

25. OWNERSHIP.

(a) In the event of a sale or conveyance by Landlord of the Building or the Property, Landlord shall be released from any and all liability under this Lease as of the date of such sale. If the Security Deposit has been made by Tenant prior to such sale or conveyance, Landlord shall transfer the Security Deposit to the purchaser, and upon delivery to Tenant of notice thereof, Landlord shall be discharged from any further liability in reference thereto.

(b) Landlord shall not be in default of any obligation of Landlord hereunder unless Landlord fails to perform any of its obligations under this Lease within thirty (30) days after receipt of written notice of such failure from Tenant; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, Landlord shall not be in default if Landlord commences to cure such default within the thirty (30) day period and thereafter diligently prosecutes the same to completion. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

(c) Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers, members or shareholders of Landlord or Landlord’s members or partners, and Tenant shall not seek recourse against the individual partners, directors, officers, members or shareholders of Landlord or against Landlord’s members or partners or against any other persons or entities having any interest in Landlord, or against any of their personal assets for satisfaction of any liability with respect to this Lease. Any liability of Landlord for a default by Landlord under this Lease, or a breach by Landlord of any of its obligations under this Lease, shall be limited solely to its interest in the Property, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord, its partners, directors, officers, members, shareholders or any other persons or entities having any interest in Landlord. Tenant’s sole and exclusive remedy for a default or breach of this Lease by Landlord shall be either (i) an action for damages, or (ii) an action for injunctive relief; Tenant hereby waiving and agreeing that Tenant shall have no offset rights or right to terminate this Lease on account of any breach or default by Landlord under this Lease. Under no circumstances whatsoever shall Landlord ever be liable for punitive, consequential or special damages under this Lease and Tenant waives any rights it may have to such damages under this Lease in the event of a breach or default by Landlord under this Lease.

26. ESTOPPEL CERTIFICATES.

Upon Landlord’s written request, Tenant shall execute and return to Landlord, within ten (10) business days, a statement in writing certifying that this Lease is unmodified and in full force and effect, that Tenant has no defenses, offsets or counterclaims against its obligations to pay any Rent or to perform any other covenants under this Lease, that there are no uncured Defaults of Landlord or Tenant, and setting forth the dates to which the Rent and other charges have been paid, and any other information reasonably requested by Landlord. In the event Tenant fails to return such statement within said ten (10) business days, setting forth the above or, alternatively, setting forth those lease modifications, defenses and/or uncured Defaults, Landlord will deliver a second notice to Tenant. If Tenant fails to return such statement within five (5) business days following Landlord’s delivery of the second notice, it shall be deemed that Landlord’s statement is correct with respect to the information therein contained. Any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchaser, holder of any Mortgage, or assignee of any such holder of any Mortgage of the Property.

27. CONDITION OF PREMISES.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, LANDLORD HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED PURPOSE OR USE, WHICH DISCLAIMER IS HEREBY ACKNOWLEDGED BY TENANT. THE TAKING OF POSSESSION BY TENANT SHALL BE CONCLUSIVE EVIDENCE THAT TENANT (SUBJECT TO THE OTHER TERMS OF THIS LEASE):

(i) ACCEPTS THE PREMISES, THE BUILDING AND LEASEHOLD IMPROVEMENTS AS SUITABLE FOR THE PURPOSES FOR WHICH THE PREMISES WERE LEASED;

(ii) ACCEPTS THE PREMISES AND PROPERTY AS BEING IN GOOD AND SATISFACTORY CONDITION;

(iii) WAIVES ANY DEFECTS IN THE PREMISES AND ITS APPURTENANCES EXISTING NOW OR IN THE FUTURE, EXCEPT THAT TENANT’S TAKING OF POSSESSION SHALL NOT BE DEEMED TO WAIVE LANDLORD’S COMPLETION OF MINOR FINISH WORK ITEMS THAT DO NOT INTERFERE WITH TENANT’S OCCUPANCY OF THE PREMISES; AND

(iv) WAIVES ALL CLAIMS BASED ON ANY IMPLIED WARRANTY OF SUITABILITY OR HABITABILITY.

28. LANDLORD DEFAULT.

Except as provided below in this Paragraph 28, and except where the provisions of this Lease grant Tenant an express, exclusive remedy, or expressly deny Tenant a remedy, Tenant’s exclusive remedy for Landlord’s failure to perform its obligations under this Lease following the Commencement Date shall be limited to damages, injunctive relief, or specific performance, or exercise of its other available legal rights and remedies; in each case, Landlord’s liability or obligations with respect to any such remedy shall be limited as provided in Paragraph 25. Except for circumstances in which the provisions of this Lease grant Tenant an express, exclusive remedy, or expressly deny Tenant a remedy, if following the Commencement Date Landlord fails to perform its obligations within the time periods specified in Paragraph 25 and such failure materially adversely affects Tenant’s use of the Premises, then Tenant may perform such obligations and Landlord shall reimburse Tenant all actual third-party, out-of-pocket costs incurred by Tenant in connection with performing such obligations (other than those which would constitute an Operating Expense had Landlord performed such work, in which case, Landlord shall not be obligated to reimburse Tenant for the pro rata cost thereof) within 30 days after Tenant delivers to Landlord written demand therefor, accompanied by invoices substantiating Tenant’s claim. Tenant’s right to perform the work under this Paragraph 28 is subject to the following conditions: all such work shall be performed in a good and workmanlike manner, in accordance with all applicable laws, and in a manner so as not to affect any existing warranties with respect to the Building’s structure or Building’s systems; all such work shall be performed in a manner so as not to alter any portion of the Building’s structure or Building’s systems (except for necessary alterations required to comply with all applicable Laws or otherwise to address the matter in question), unless Landlord otherwise consents thereto (if such work would alter any portion of the Building’s structure or Building’s systems, all such work shall be performed in accordance with plans and specifications approved by Landlord [which approval shall not be unreasonably withheld], whose approval shall be deemed given if Landlord fails to disapprove any submitted plans and specifications within five business days after their submission to Landlord); all such work shall be performed by contractors which maintain commercial liability insurance on an occurrence basis in an amount not less than $3,000,000 per occurrence naming Landlord and each Landlord’s mortgagee as an additional insured; and Tenant delivers to Landlord “as-built” plans of the work performed by Tenant.

29. PERSONAL PROPERTY TAXES.

Tenant shall timely pay all taxes assessed against Tenant’s personal property and all improvements to the Premises in excess of Landlord’s standard installations. If said personal property and improvements are assessed with the property of Landlord, Tenant shall pay to Landlord an amount equal to Tenant’s share of such taxes, within ten (10) days after receipt of Landlord’s statement for same.

30. BROKERAGE.

Landlord and Tenant each warrant to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only those referred to in Item 21 and Item 22 of the Basic Lease Provisions (“Brokers”) and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Landlord and Tenant each hereby agree to indemnify, defend and hold the other harmless from and against all claims for any brokerage commissions, finders’ fees or similar payments by any persons other than those Brokers listed above and all costs, expenses and liabilities incurred in connection with such claims, including reasonable attorneys’ fees and costs.

31. SEVERABILITY.

In the event any provision of this Lease is invalid or unenforceable, the same shall not affect or impair the validity or enforceability of any other provision.

32. HAZARDOUS MATERIALS.

Except for ordinary and general office supplies, such as copier toner, liquid paper, glue, ink and common household cleaning materials (some or all of which may constitute “Hazardous Materials” as defined in this Lease), Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, the Building, the common areas or any other portion of the Property by Tenant, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, “Tenant’s Parties”), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Within 15 days of written request from Landlord (no more than once a year), Tenant agrees to complete and deliver to Landlord a reasonable environmental questionnaire concerning Tenant's use of Hazardous Materials at the Premises. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, the Building and the Property, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building and/or the Property or any portion thereof by Tenant or any of Tenant’s Parties. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless the Landlord Indemnitees from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, reasonable attorneys’ fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Property and which are caused or permitted by Tenant or any of Tenant’s Parties. Tenant agrees to promptly notify Landlord of any release of Hazardous Materials in the Premises, the Building or any other portion of the Property which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant or any other persons or entities. In the event of any release of Hazardous Materials caused or permitted by Tenant or any of Tenant’s Parties, Landlord shall have the right, but not the obligation, to cause Tenant to immediately take all steps Landlord deems necessary or appropriate to remediate such release and prevent any similar future release to the satisfaction of Landlord and the holder of any Mortgage. At all times during the Term of this Lease, Landlord will have the right, but not the obligation, to enter upon the Premises to inspect, investigate, sample and/or monitor the Premises to determine if Tenant is in compliance with the terms of this Lease regarding Hazardous Materials. As used in this Lease, the term “Hazardous Materials” shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated under any law, statute, ordinance, rule, regulation, order or ruling of any agency of the State, the United States Government or any local governmental authority, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls (“PCBs”), and freon and other chlorofluorocarbons. The provisions of this Paragraph 32 will survive the expiration or earlier termination of this Lease.

As of the Effective Date, Landlord has not received written notice from any applicable governmental authority, nor has any knowledge, that the Premises, the Building, or the Property are in violation of any applicable laws related to Hazardous Materials. Notwithstanding anything contained herein to the contrary, Tenant shall have no liability for any Hazardous Materials (1) located on the Property which existed in the Premises or the Property prior to Tenant's possession thereof unless the same were caused or exacerbated by Tenant or any Tenant Party, or (2) which migrate into the Premises from other areas of the Property unless caused or exacerbated by Tenant or any Tenant Party.

33. MISCELLANEOUS.

(a) In addition to the terms and conditions set forth herein, Landlord and Tenant shall be bound by those certain Rules and Regulations, set forth on Exhibit D, attached hereto and made a part hereof.

(b) All of the covenants of Tenant hereunder shall be deemed and construed to be “conditions” as well as “covenants” as though both words were used in each separate instance.

(c) This Lease shall not be recorded by Tenant without the prior written consent of Landlord.

(d) The paragraph headings appearing in this Lease are inserted only as a matter of convenience, and in no way define or limit the scope of any paragraph.

(e) Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorism, terrorist activities, inability to obtain services, labor, or materials or reasonable substitutes therefore, governmental actions, civil commotions, fire, flood, earthquake or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

(f) Submission of this Lease shall not be deemed to be an offer, or an acceptance, or a reservation of the Premises; and Landlord shall not be bound hereby until Landlord has delivered to Tenant a fully executed copy of this Lease, signed by both of the parties on the last page of this Lease in the spaces herein provided. Until such delivery, Landlord reserves the right to exhibit and lease the Premises to other prospective tenants.

(g) All of the terms of this Lease shall extend to and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

(h) This Lease and the parties’ respective rights hereunder shall be governed by the laws of the State. In the event of litigation, suit shall be brought in Dallas County, Texas. LANDLORD AND TENANT WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CONTRACT OR TORT CLAIM, COUNTERCLAIM, CROSS-COMPLAINT, OR CAUSE OF ACTION IN ANY ACTION, PROCEEDING, OR HEARING BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT’S USE OR OCCUPANCY OF THE LEASED PREMISES, INCLUDING WITHOUT LIMITATION ANY CLAIM OF INJURY OR DAMAGE OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY CURRENT OR FUTURE LAW, STATUTE, REGULATION, CODE, OR ORDINANCE.

(i) In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs (including, without limitation, court costs and expert witness fees) incurred in such action. Such amounts shall be included in any judgment rendered in any such action or proceeding.

(j) No waiver by Landlord of any provision of this Lease or of any breach by Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Tenant. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval under this Lease shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant. No act or thing done by Landlord or Landlord’s agents during the Lease Term shall be deemed an acceptance of a surrender of the Premises, unless in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in a writing signed by Landlord.

(k) Landlord shall be the sole determinant of the type and amount of any access control or courtesy guard services to be provided to the Property, if any. IN ALL EVENTS, LANDLORD SHALL NOT BE LIABLE TO TENANT, AND TENANT HEREBY WAIVES ANY CLAIM AGAINST LANDLORD, FOR (I) ANY UNAUTHORIZED OR CRIMINAL ENTRY OF THIRD PARTIES INTO THE PREMISES, THE BUILDING OR THE PROPERTY, (II) ANY DAMAGE TO PERSONS, OR (III) ANY LOSS OF PROPERTY IN AND ABOUT THE PREMISES, THE BUILDING OR THE PROPERTY, BY OR FROM ANY UNAUTHORIZED OR CRIMINAL ACTS OF THIRD PARTIES, REGARDLESS OF ANY ACTION, INACTION, FAILURE, BREAKDOWN, MALFUNCTION AND/OR INSUFFICIENCY OF THE ACCESS CONTROL OR COURTESY GUARD SERVICES PROVIDED BY LANDLORD.

(l) Upon Tenant’s paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the term hereof without hindrance or ejection by any person lawfully claiming under Landlord, subject to the provisions of this Lease.

(m) Time is of the essence of this Lease and each and all of its provisions.

(n) If Tenant is a corporation or limited liability company, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that Tenant is a duly authorized and existing corporation or limited liability company, that Tenant has and is qualified to do business in the State, that the corporation or limited liability company has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. If Tenant is a partnership or trust, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the terms of such entity’s partnership or trust agreement. Tenant shall provide Landlord on demand with such evidence of such authority as Landlord shall reasonably request, including, without limitation, resolutions, certificates and opinions of counsel. This Lease shall not be construed to create a partnership, joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

(o) If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, then the liability of each such member shall be joint and several.

(p) This Agreement is the result of arms-length negotiations between Landlord and Tenant and their respective attorneys. Accordingly, neither party shall be deemed to be the author of this Lease and this Lease shall not be construed against either party.

(q) Unless the same are publicly available, upon Landlord’s written request, Tenant shall promptly furnish Landlord, from time to time (no more than once a year), with the most current audited financial statements prepared in accordance with generally accepted accounting principles, certified by Tenant to be true and correct in all material respects, reflecting Tenant’s then current financial condition (the “Financial Reports”).

(r) This Lease may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.

(s) OFAC Compliance.

(i) Certification. Tenant certifies, represents, warrants and covenants that:

(A) It is not acting and will not act, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and

(B) It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation.

(ii) Indemnity. Tenant hereby agrees to defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless Landlord and the Landlord Indemnitees from and against any and all Claims arising from or related to any such breach of the foregoing certifications, representations, warranties and covenants.

(t) Nondisclosure of Lease Terms. Tenant agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord, and that disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate with other tenants. Tenant hereby agrees that Tenant and its partners, officers, directors, employees, agents, real estate brokers and sales persons and attorneys shall not disclose the terms of this Lease to any other person without Landlord’s prior written consent, except to any accountants of Tenant in connection with the preparation of Tenant’s financial statements or tax returns, to an assignee of this Lease or subtenant of the Premises, to an entity or person to whom disclosure is require by applicable law or in connection with any action brought to enforce this Lease, and to its attorneys, accountants, employees and existing or prospective financial partners.

(u) ERISA. Tenant is not an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), which is subject to Title I of ERISA, or a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, which is subject to Section 4975 of the Internal Revenue Code of 1986; and (b) the assets of Tenant do not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986; and (c) Tenant is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and assets of Tenant do not constitute plan assets of one or more such plans; or (d) transactions by or with Tenant are not in violation of state statutes applicable to Tenant regulating investments of and fiduciary obligations with respect to governmental plans.

(v) No Easement For Light, Air And View. This Lease conveys to Tenant no rights for any light, air or view. No diminution of light, air or view, or any impairment of the visibility of the Premises from inside or outside the Building, by any structure or other object that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent under this Lease, constitute an actual or constructive eviction of Tenant, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant’s obligations hereunder.

(w) Inducement Recapture in Event of Default. Any agreement by Landlord for free or abated rent or other charges applicable to the Premises, or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement or consideration for Tenant’s entering into this Lease, including, but not limited to, any tenant finish allowance, all of which concessions are hereinafter referred to as “Inducement Provisions” shall be deemed conditioned upon Tenant’s full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Tenant during the term hereof as the same may be extended. Upon the occurrence of an event of default (as defined in Paragraph 14) of this Lease by Tenant, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Landlord under such an Inducement Provision shall be immediately due and payable by Tenant to Landlord, and recoverable by Landlord, as additional rent due under this Lease, notwithstanding any subsequent cure of said event of default by Tenant. The acceptance by Landlord of rent or the cure of the event of default which initiated the operation of this Paragraph 33(w) shall not be deemed a waiver by Landlord of the provisions of this Lease unless specifically so stated in writing by Landlord at the time of such acceptance.

(x) APPRAISED VALUE. TENANT HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE PROPERTY OR TO APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS AS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE. Unless Landlord has a pending protest filed at least 60 days prior to the filing deadline, Tenant shall, upon no less than 15 days’ written notice to Landlord, have the right to contest by appropriate legal proceedings, the amount, validity, or application of any Taxes or liens thereof at Tenant’s cost and expense and Landlord will cooperate with Tenant in connection therewith at Tenant’s cost and at no liability to Landlord; provided, however, (i) Tenant shall not settle or otherwise agree or consent to any disposition of any contest without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed by Landlord, (ii) Tenant shall provide written notice to Landlord of any contest and shall keep Landlord reasonably apprised of any tax contest initiated by Tenant, including delivery to Landlord of copies of notices received by Tenant regarding the appraisal or reappraisal, for tax purposes, of all or any portion of the Premises, (iii) neither the Premises nor any interest therein would be in any danger of being sold, forfeited or lost by reason of such proceedings, and (iv) Tenant shall have deposited with Landlord adequate reserves for the payment of the Taxes, together with all interest and penalties thereon, unless paid in full under protest, or Tenant shall have furnished the security as may be required in the proceeding or as may be required by Landlord to ensure payment of any contested taxes.

(y) DECEPTIVE TRADE PRACTICES. TENANT HEREBY WAIVES ALL ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES – CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT’S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.

(z) No Representations. Each of the parties to this Lease has executed this Lease relying solely on its own judgment with the benefit of its own attorneys and/or brokers (or having decided to proceed without benefit of the advice of its own attorneys and/or brokers), and each party hereby disclaims reliance upon any statement or representation of the other party or any agent of such other party unless such statement or representation is expressly set forth in this Lease.

(aa) Roof Use by Landlord. Landlord reserves the right to use the surface of the roof in any manner which does not materially interfere with Tenant's use of the Premises including, but not limited to, installation of telecommunication equipment, solar equipment or any other uses. Landlord must obtain Tenant’s consent if Landlord elects to install solar panels or telecommunications equipment on the roof, which consent shall not be unreasonably withheld, conditioned, or delayed. Landlord will use commercially reasonable efforts to minimize interference with Tenant’s use of or access to the Premises in connection with the exercise of its rights under this Paragraph 33(aa).

(bb) Green Initiatives. The parties agree it is in their mutual best interest that the Building and Premises be operated and maintained in a manner that is environmentally responsible, fiscally prudent, and provides a safe and productive work environment. Accordingly, Tenant shall endeavor to conduct its operations in the Building and within the Premises to: (a) minimize to the extent reasonably feasible, (i) direct and indirect energy consumption and greenhouse gas emissions; (ii) water consumption; (iii) the amount of material entering the waste stream; and (iv) negative impacts upon the indoor air quality of the Building; and (b) permit the Building to achieve and maintain a LEED rating and an Energy Star label, to the extent applicable. Landlord shall endeavor to operate and maintain the common area to minimize to the extent reasonably feasible: (1) direct and indirect energy consumption and greenhouse gas emissions; (2) water consumption; (3) the amount of material entering the waste stream; and (4) negative impacts upon the indoor air quality of the Building. In addition, if requested by Landlord or a governmental entity having jurisdiction over the Premises, Tenant shall report to Landlord and such requesting entity Tenant’s utility usage and such other related information as may be requested within the time required by the governmental entity or such other reasonable time frame as may be requested by Landlord or, at Landlord’s option, provide any written authorization or other documentation required for Landlord to request information regarding Tenant’s utility usage with respect to the Premises directly from the applicable utility company.

(cc) Personal Information. By virtue of the business relationship between Landlord and Tenant, certain Personal Information of Tenant may be provided or made available to Landlord. Landlord may disclose Tenant’s Personal Information with its service providers, including but not limited to the property manager of the Premises (as the case may be), as necessary for purposes of providing services to Tenant. Landlord shall process Tenant’s Personal Information in accordance with any applicable data privacy laws. “Personal Information” means any information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with an individual, along with other like terms, such as “personal data” and “personally identifiable information”.

[SIGNATURE PAGE TO FOLLOW]

WHEREFORE, Landlord and Tenant have respectively executed this Lease the day and year first above written.

LANDLORD:

USCIF PINNACLE BUILDING B LLC,
a Delaware limited liability company

By: Nuveen Alternatives Advisors LLC,

a Delaware limited liability company,

its manager

By: /s/ Kyle A. Patterson
 Name:Kyle A. Patterson
 Title:Authorized Signer

Date: May 22, 2024

TENANT:

SOW GOOD INC.,
a Delaware corporation

By: /s/ Claudia Goldfarb
Name: Claudia Goldfarb
Title: CEO

Date: May 22, 2024

EXHIBIT A

PREMISES

A-1

EXHIBIT B

LEGAL DESCRIPTION OF PROPERTY

B-1

EXHIBIT C

WORK LETTER

1. Acceptance of Premises. Except as set forth in this Exhibit and as otherwise provided in the Lease, Tenant accepts the Premises in their “AS‑IS” condition on the date that this Lease is entered into.

2. Tenant Improvements. Tenant shall perform the work identified on Schedule 1 to this Exhibit. All work shall be performed in accordance with the terms of Paragraph 4 and this Exhibit.

3. Contractors; Performance of Tenant Improvements. The Tenant Improvements shall be performed only by licensed contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld. Tenant shall be required to use Landlord’s designated contractor with respect to any work involving life safety systems (including fire sprinkler and alarm system) or Building automation systems. All contractors and subcontractors shall be required to procure and maintain insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require. Certificates of such insurance, with paid receipts therefor, must be received by Landlord before the Tenant Improvements are commenced. The Tenant Improvements shall be performed in a good and workmanlike manner free of defects, shall conform strictly with the approved plans, and shall be performed in such a manner and at such times as not to interfere with or delay Landlord’s other contractors, the operation of the Property. All contractors and subcontractors shall contact Landlord and schedule time periods during which they may use Property facilities in connection with the Tenant Improvements.

4. Construction Contracts.

4.1 Tenant’s General Contractor. Tenant shall enter into a construction contract with a general contractor selected by Tenant and reasonably approved by Landlord in a form acceptable to Tenant’s representative for the Tenant Improvements, which shall comply with the provisions of this Section 5 and provide for, among other things, (a) a one-year warranty for all defective Tenant Improvements; (b) a requirement that Tenant’s contractor maintain commercial general liability insurance of not less than a combined single limit of $5,000,000, naming Landlord, Landlord’s property management company, Landlord’s asset management company, Landlord’s mortgagee, Tenant, and each of their respective affiliates as additional insureds; (c) a requirement that the contractor perform the Tenant Improvements in substantial accordance with plans approved by the applicable governmental authority (and such plans and drawings are specifically referenced and/or itemized in Tenant’s construction contract) and in a good and workmanlike manner; (d) a requirement that the contractor is responsible for daily cleanup work and final clean up (including removal of debris); and (e) those items described in Section 5.2 below (collectively, the “Approval Criteria”).

4.2 All Construction Contracts. Unless otherwise agreed in writing by Landlord and Tenant, each of Tenant’s construction contracts shall: (a) provide a schedule and sequence of construction activities and completion reasonably acceptable to Landlord, (b) be in a contract form that satisfies the Approval Criteria, (c) require the contractor and each subcontractor to name Landlord, Landlord’s property management company, Landlord’s asset management company, and Tenant as additional insured on such contractor’s insurance maintained in connection with the construction of the Tenant Improvements, (d) be assignable following an event of default by Tenant under the Lease to Landlord and Landlord’s mortgagees, and (e) contain at least a one-year warranty for all workmanship and materials.

5. Change Orders. Tenant may initiate changes in the Tenant Improvements. Each such change must receive the prior written approval of Landlord, such approval shall be granted or withheld in accordance with the standards set forth in Section 3.3 above. Tenant shall, upon completion of the Tenant Improvements, furnish Landlord with accurate architectural, mechanical, electrical and plumbing “as‑built” plans of the Tenant Improvements as constructed in both blueprint and electronic CADD format, which plans shall be incorporated into this Exhibit by this reference for all purposes. If Tenant requests any changes to the Tenant Improvements, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total Construction Costs.

6. Definitions. As used herein “Substantial Completion,” “Substantially Completed,” and any derivations thereof mean the Tenant Improvements in the Premises is substantially completed (as reasonably determined by Landlord) in accordance with the approved plans. Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping and mechanical adjustments remain to be completed.

7. Walk-Through; Punchlist. When Tenant considers the Tenant Improvements in the Premises to be Substantially Completed, Tenant will notify Landlord and within three business days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Tenant Improvements. Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punchlist items. Tenant shall use reasonable efforts to cause the contractor performing the Tenant Improvements to complete all punchlist items within 60 days after agreement thereon.

8. Excess Costs. Tenant shall pay the entire amount by which the Total Construction Costs (hereinafter defined) exceed the Construction Allowance (hereinafter defined) (such excess amount being referred to herein as the “Excess Amount”). Upon approval of the plans and selection of a contractor, Tenant shall promptly execute a work order agreement which identifies such drawings and itemizes the Total Construction Costs and sets forth the Construction Allowance. As used herein, “Total Construction Costs” means the entire cost of performing the Landlord’s Work and the Tenant Improvements, including design of and space planning for the Tenant Improvements and preparation of the approved plans and the final “as-built” plan of the Tenant Improvements, costs of construction labor and materials, electrical usage during construction, additional janitorial services, standard building directory and suite tenant signage, related taxes and insurance costs, licenses, permits, certifications, surveys and other approvals required by law, any applicable governmental fees, and the construction supervision fee referenced in Section 11 of this Exhibit.

9. Construction Allowance. Landlord shall provide to Tenant a construction allowance not to exceed $500,000.00 (the “Construction Allowance”) to be applied toward the Total Construction Costs, as adjusted for any changes to the Tenant Improvement, and toward other items as provided below; provided, only $100,000.00 of the Construction Allowance shall be available to Tenant from the Effective Date through Lease Month 12; thereafter, the remainder the of Construction Allowance shall be made available to Tenant. No advance of the Construction Allowance shall be made by Landlord until Tenant has first paid to the contractor from its own funds (and provided reasonable evidence thereof to Landlord) the anticipated Excess Amount. Thereafter, Landlord shall pay to Tenant the Construction Allowance, to be applied solely toward the remaining Total Construction Costs and not in reimbursement of the Excess Amount paid by Tenant, in multiple disbursements (but not more than once in any calendar month) following the receipt by Landlord of the following items: (a) a request for payment, (b) final, unconditional or partial lien waivers, as the case may be, from all persons performing work or supplying or fabricating materials for the Tenant Improvements, fully executed, acknowledged and in recordable form, (c) copies of all invoices and proof of payment of same, and (d) the architect’s certification that the Tenant Improvements for which reimbursement has been requested has been finally completed, including (with respect to the last application for payment only) any punch-list items, on the appropriate AIA form or another form approved by Landlord, and, with respect to the disbursement of the last 20% of the Construction Allowance: (1) the permanent certificate of occupancy issued for the Premises, (2) Tenant’s occupancy of the Premises, (3) delivery of the “as‑built” plans for the Tenant Improvements as constructed (and as set forth above) to Landlord’s construction representative (set forth below), and (4) an estoppel certificate confirming such factual matters as Landlord or Landlord’s Mortgagee may reasonably request (collectively, a “Completed Application for Payment”). Landlord shall pay the amount requested in the applicable Completed Application for Payment to Tenant within 30 days following Tenant’s submission of the Completed Application for Payment. If, however, the Completed Application for Payment is incomplete or incorrect, Landlord’s payment of such request shall be deferred until 30 days following Landlord’s receipt of the corrected Completed Application for Payment. Notwithstanding anything to the contrary contained in this Exhibit, Landlord shall not be obligated to make any disbursement of the Construction Allowance during the pendency of any of the following: (A) Landlord has received written notice of any unpaid claims relating to any portion of the Tenant Improvements or materials in connection therewith, other than claims which will be paid in full from such disbursement, (B) there is an unbonded lien outstanding against the Project or the Premises or Tenant’s interest therein by reason of work done, or claimed to have been done, or materials supplied or specifically fabricated, claimed to have been supplied or specifically fabricated, to or for Tenant or the Premises, (C) the conditions to the advance of the Construction Allowance are not satisfied, or (D) an event of default by Tenant exists. The Construction Allowance must be used (that is, the Tenant Improvements must be fully complete and the Construction Allowance disbursed) within twenty-four (24) months following the Commencement Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto, time being of the essence with respect thereto. After the final completion of the Tenant Improvements and a reconciliation by Landlord of the Construction Allowance and the Total Construction Costs, Tenant may apply up to $400,000.00 of the Construction Allowance against Base Rent and Additional Rent coming due after Lease Month 13.

10. Construction Management. Landlord or its affiliate or agent may inspect the Tenant Improvements and coordinate the relationship between the Tenant Improvements, the Property and the Building’s systems. Any third party fees incurred by Landlord in conjunction with its construction supervision/coordination shall be paid from the Construction Allowance. Tenant shall pay to Landlord a construction supervision fee equal to one percent of the hard cost portion of the Total Construction Costs (exclusive of the construction supervision fee).

Schedule 1

1. Installing freeze driers, candy manufacturing equipment, refrigerator panels for insulation of packaging rooms, refrigerated rooms, a freezer, pallet racks throughout the facility, and upgrading existing office space.

EXHIBIT D

RULES AND REGULATIONS

Tenant agrees to comply with the following rules and regulations, and any subsequent rules or regulations which Landlord may reasonably adopt or modify from time to time. Tenant shall be bound by such rules and regulations to the same extent as if such rules and regulations were covenants of this Lease; and any non-compliance thereof shall constitute grounds for Default under this Lease. Landlord shall not be liable for the non-observance of said rules and regulations by any other party.

1. Landlord agrees to furnish Tenant one key without charge. Additional keys will be furnished at a nominal charge.

2. No Tenant shall at any time occupy any part of the Premises, Building of which the Premises are part and/or the Property as sleeping or lodging quarters.

3. Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from Tenant's area or public rooms regardless of whether or not such loss occurred when the area is locked from entry.

4. No birds, fowl, or animals shall be brought into or kept in or about the Premises, Building of which the Premises are part and/or the Premises.

5. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse, or the defacing or injury of any part of the Premises, Building of which the Premises are part and/or the Property shall be borne by the person who shall occasion it. No Tenant Party person shall waste water by interfering with the faucets or otherwise.

6. No Tenant Party shall disturb the occupants of the Building and/or Property by the use of any musical instruments, making of unseemly noises, causing objectionable odors, or any unreasonable use.

7. For purpose of good housekeeping, safety and cleanliness of the area outside the Premises and of the common areas, Tenant must keep all refuse and debris in containers. If Tenant fails in this respect, Landlord may give written notification to Tenant to clean up such refuse and debris. If Tenant does not remedy the situation within forty-eight (48) hours from receipt of such notification, Landlord retains the right to clean up the area and bill the tenant for such work.

8. No item, including, but not limited to, vehicles, trailers, temporary structures, supplies or equipment, shall be stored outside the Premises within the Property without the express permission of the Landlord.

9. Tenant shall not block or obstruct the driveway or place rubbish, trash, litter or material of any similar nature in such area. Tenant shall place approved trash receptacles only in designated areas.

10. Tenant may not operate any recreational vehicles around the Property.

11. Tenant may not repair any vehicle outside the Premises. Tenant may not leave any vehicle outside the Premises over seventy-two (72) hours that has a flat tire or is inoperative for any reason.

12. Pest control in the Premises is a Tenant expense.

13. No washing of any type (other than a reasonable restroom or kitchen washing) will take place in the Premises including the truck apron and parking areas.

14. Tenant will furnish and maintain an adequate number of fire extinguishers in good operating condition as may be reasonably required by Landlord and will also comply with such safety recommendations and

D-1

loss prevention and loss reduction recommendations as Landlord or Landlord's insurance carriers (or both) may, from time to time, request.

15. Tenant shall not authorize anyone to walk upon, inspect, install anything upon, or repair the roof of the Building.

16. Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be needed, for the safety, care and cleanliness of the Property, and for the preservation of good order therein.

17. Pursuant to Section 30.07, Texas State Penal Code (trespass by license holder with an openly carried handgun), a person licensed under Subchapter H, Chapter 411, Government Code (handgun licensing law), may not enter this property with a firearm that is carried openly.

D-2

EXHIBIT E

HVAC MAINTENANCE CONTRACT

The preventative maintenance/service contract for heating and air conditioning systems serving the Premises as required under Paragraph 9 of the Lease, captioned “TENANT’S REPAIRS AND MAINTENANCE OBLIGATIONS” must include the following:

The service contract must become effective within thirty (30) days of Tenant’s occupancy of the Premises, and service visits must be performed on at least a quarterly basis unless otherwise agreed in writing by Landlord. The maintenance contract must include the following services:

1. Adjust belt tension;

2. Lubricate all moving parts, as necessary;

3. Inspect and adjust all temperature and safety controls;

4. Check refrigeration system for leaks and operation;

5. Check refrigeration system for moisture;

6. Inspect compressor oil level and crank case heaters;

7. Check head pressure, suction pressure and oil pressure;

8. Inspect air filters and replace when necessary;

9. Check space conditions;

10. Check condensate drains and drain pans and clean, if necessary;

11. Inspect and adjust all valves;

12. Check and adjust dampers; and

13. Run machine through complete cycle.

E-1

EXHIBIT F

MOVE-OUT CONDITIONS

Notwithstanding anything to the contrary in this Lease, Tenant is obligated to check and address prior to move-out of the Premises the following items. Tenant must deliver the Premises to Landlord in a well-maintained condition, with normal wear and tear of certain areas acceptable. The following list is not intended to be all-inclusive.

1. All lighting must be placed into good working order. This includes replacement of bulbs, ballasts, and lenses as needed.

2. All truck doors and dock levelers must be serviced and placed in good operating order, including replacement of any dented truck door panels and adjustment of door tension to insure proper operation. All door panels which are replaced need to be painted to match the building standard.

3. All structural steel columns in the warehouse and office must be inspected for damage and Tenant shall be responsible for repairing any damage to such structural steel columns caused by or attributable to Tenant, its agents, employees or invitees. Repairs of this nature must be pre-approved by the Landlord prior to implementation.

4. Heating/air-conditioning systems must be placed in good working order, including the necessary replacement of any parts to return the unit to a well-maintained condition. This includes warehouse heaters and exhaust fans. Upon move-out, Landlord will have an exit inspection performed by a certified mechanical contractor to determine the condition.

5. All holes in the sheetrock walls must be repaired prior to move-out.

6. The carpets and vinyl tiles must be in a clean condition and must not have any holes or chips in them. Landlord will accept normal wear on these items provided they are in a well-maintained condition.

7. Facilities must be returned in a clean condition, including cleaning the coffee bar, restroom areas, windows, and other portions of the Premises.

8. The warehouse must be in broom clean condition with all inventory and racking removed. There must be no protrusion of anchors from the warehouse floor and all holes must be appropriately patched. If machinery/equipment is removed, the electrical lines must be properly terminated at the nearest junction box.

9. All exterior windows with cracks or breakage must be replaced.

10. Tenant must provide Landlord the keys for all locks on the Premises, including front doors, rear doors, and interior doors.

11. All items that have been affixed to the Property by or on behalf of Tenant (excluding personal property and equipment that are not fixtures) will remain the property of Landlord, unless agreed otherwise in this Lease. This includes but is not limited to mini-blinds, air conditioners, electrical, water heaters, cabinets, flooring, etc. Except as otherwise set forth in this Lease, if modifications have been made to the Premises, such as the addition of office areas, Landlord retains the right to have the Tenant remove these at Tenant’s expense.

12. All electrical systems must be left in a safe condition that conforms to all applicable laws. Bare wires and dangerous installations must be corrected prior to move-out.

13. All plumbing fixtures must be in good working order, including the water heater. Faucets and toilets must not leak.

14. All dock bumpers must be left in place and well secured.

F-1

Except as otherwise set forth in this Lease, Tenant agrees to surrender the Premises to Landlord in substantially the same condition as exists on the Commencement Date, reasonable wear and tear excepted.

F-2

EXHIBIT G

RENEWAL OPTION

Provided no default then exists beyond any applicable grace or cure period, Tenant may renew this Lease for one (1) additional period of five (5) years (the “Renewal Term”), by delivering written notice of the exercise thereof to Landlord between Lease Months 31 and 34 (or earlier). The Base Rent payable during the Renewal Term shall be the following amounts for the following periods of time:

Period	Annual rate per SF of Rentable Area:	Monthly Base Rent:
63 – 74	$11.01	$297,270.00
75 – 86	$11.45	$309,160.80
87 – 98	$11.91	$321,527.23
99 – 110	$12.38	$334,388.32
111 – 122	$12.88	$347,763.85

If Tenant timely exercises its rights under this Exhibit, Landlord and Tenant shall execute an amendment to this Lease extending the Lease Term on the same terms provided in this Lease, except as follows:

(a) Base Rent shall be adjusted as set forth above;

(b) Tenant shall have no further renewal option unless expressly granted by Landlord in writing; and

(c) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

Tenant's rights under this Exhibit shall terminate if (1) this Lease or Tenant's right to possession of the Premises is terminated, (2) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises to any party, or (3) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant's exercise thereof.

G-1